  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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AutoWeb, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTOWEB, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 20, 2019

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”), will be held at the Company’s offices at 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, on Thursday, June 20, 2019, at 10:00 a.m. Pacific Time for the following purposes:

1. To elect two (2) Class III Directors (“Nomination and Election of Directors Proposal”);

2. To hold an advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay Proposal”);

3. To hold an advisory vote to determine the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Say-on-Frequency Proposal”);

4. To ratify the appointment, by the Company’s Audit Committee, of Moss Adams LLP as the Company’s independent registered public accounting firm for 2019 (“Accounting Firm Ratification Proposal”); and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

At the Annual Meeting, the Board of Directors (“Board”) intends to present Michael J. Fuchs and Janet M. Thompson as nominees for election to the Board.

The Board has fixed the close of business on April 22, 2019, as the record date for the determination of the holders of record of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the Annual Meeting at the offices of AutoWeb located at 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, and will also be available for examination by any stockholder present at the Annual Meeting until its adjournment.

PLEASE READ CAREFULLY THE ACCOMPANYING PROXY STATEMENT. AUTOWEB INVITES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING.  TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors
Irvine, California April 24, 2019	Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary

IMPORTANT

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717, TO BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME ON THE DAY BEFORE THE ANNUAL MEETING.  IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOWEB OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY. PRIOR TO THE ANNUAL MEETING, STOCKHOLDERS MAY ALSO PROVIDE VOTING INSTRUCTIONS USING THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING 1.800.690.6903 AS DESCRIBED IN THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD. THE CUTOFF TIME FOR PROVIDING VOTING INSTRUCTIONS USING THE INTERNET OR BY CALLING IS 11:59 P.M. EASTERN TIME THE DAY BEFORE THE DATE OF THE ANNUAL MEETING.

PROXY STATEMENT

AutoWeb, Inc.
18872 MacArthur Boulevard, Suite 200
Irvine, California 92612-1400

Annual Meeting
To Be Held on June 20, 2019

The Annual Meeting

The enclosed proxy is solicited by and on behalf of the Board of Directors (“Board”) of AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”), for use at AutoWeb’s 2019 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, June 20, 2019, at 10:00 a.m. Pacific Time at the Company’s offices located at 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement of AutoWeb is being mailed on or about April 30, 2019, to each stockholder of record as of the close of business on April 22, 2019.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 22, 2019, as the record date for the Annual Meeting (“Record Date”).  Only holders of record of AutoWeb’s common stock, $0.001 par value per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  As of the close of business on the Record Date, there were 13,145,331 shares of Common Stock outstanding and entitled to vote.

Quorum and Voting

Quorum.  The holders of record of a majority in voting power of the shares of Common Stock of the Company issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof.  Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting.  In the event there are not sufficient shares present to establish a quorum or to approve proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

              Vote Required.  Holders of Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on at the Annual Meeting. The Company’s Bylaws, as amended (“Bylaws”), provide that, except as otherwise provided in the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”), the rules or regulations of any stock exchange applicable to the Company or by applicable law or regulation, all matters will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter. For Proposal 1 (Nomination and Election of Directors Proposal), the Bylaws provide that the persons receiving the greatest number of votes, up to the number of directors then to be elected, will be the persons elected. For Proposal 2 (Say-on-Pay), the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the advisory (non-binding) vote on executive compensation. For Proposal 3 (Say-on-Frequency), the affirmative vote of a majority in the voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the frequency of advisory votes (non-binding) on executive compensation. For Proposal 4 (Accounting Firm Ratification), the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal is required to approve the ratification of appointment of the accounting firm.  Proposals 2 (Say-on-Pay Proposal) and 3 (Say-on-Frequency Proposal) are non-binding and advisory. None of the proposals are contingent upon the approval of any other proposal.

 Abstentions.  Abstentions will be counted for purposes of determining a quorum at the Annual Meeting.  An abstention for any proposal, other than Proposal 1 (Nomination and Election of Directors Proposal), will have the same effect as a vote against such proposal.  As to Proposal 1 (Nomination and Election of Directors Proposal), because the number of nominees is equal to the number of directors being elected at the Annual Meeting, abstentions will not affect the election of the nominees to the Board as long as each nominee receives at least one vote in favor of the nominee’s election.

Broker Discretionary Voting.  If your shares are held in a brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote.  If you do not give instructions to your brokerage firm or bank, it will still be able to vote your shares with respect to “discretionary” proposals but will not be allowed to vote your shares with respect to “non-discretionary” proposals.  The Company expects that Proposal 4 (Accounting Firm Ratification Proposal) will be considered to be a discretionary proposal on which banks and brokerage firms may vote.  The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote.  Therefore, if you do not instruct your broker or bank regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals.  In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.  Your failure to give instructions to your bank or broker will not (i) affect the outcome of Proposal 1 (Nomination and Election of Directors Proposal), as long as a nominee receives at least one vote in favor of the nominee’s election; nor (ii) affect the outcomes of Proposal 2 (Say-on-Pay Proposal) or 3 (Say-on-Frequency Proposal) because these proposals require the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on these proposals, and broker non-votes will not be deemed “entitled to vote on the proposal” and therefore are not counted in the vote for these proposals.

Expenses of Proxy Solicitation

This solicitation is being made by the Company, and officers, directors, and regular employees of AutoWeb may solicit proxies in person or by regular mail, electronic mail, facsimile transmission, or personal calls.  These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. In addition, AutoWeb may retain a proxy solicitor in conjunction with the Annual Meeting. If AutoWeb does engage a proxy solicitor, the Company would likely engage Mackenzie Partners for such services, and AutoWeb estimates that the fees and costs for those proxy solicitation services will be approximately $6,500 plus reasonable disbursements.

AutoWeb will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting.  Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting of Proxies

Shares may be voted by completing, dating, and signing the accompanying proxy card and promptly returning it in the enclosed envelope. Stockholders may provide voting instructions for voting of their proxies using the Internet at www.proxyvote.com or by calling 1.800.690.6903. Providing voting instructions using the Internet or by calling requires stockholders to input the Control Number located on their proxy cards.  The cutoff time for providing voting instructions via the Internet or by calling is 11:59 p.m. Eastern Time the day before the date of the Annual Meeting (“Voting Instructions Cutoff Time”).

All properly signed proxies received prior to the vote at the Annual Meeting that are not properly revoked prior to the vote will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted “FOR” Proposal 1 (Nomination and Election of Directors Proposal); “FOR” Proposal 2 (Say-on-Pay Proposal); “FOR” a two-year frequency period under Proposal 3 (Say-on-Frequency Proposal); and “FOR” Proposal 4 (Accounting Firm Ratification Proposal).  The Board does not presently intend to present any other matter for action at the Annual Meeting and no stockholder has given timely notice in accordance with the Bylaws of any matter that it intends to be brought before the meeting.  If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking either of the following actions: (i) delivering to the Company’s Secretary a revocation of the proxy or a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. Stockholders may also revoke a prior proxy by providing later voting instructions for voting of a later proxy prior to the Voting Instructions Cutoff Time.

Recommendation of the Board of Directors

The Board recommends that AutoWeb stockholders vote “FOR” the election of Mr. Michael J. Fuchs and Ms. Janet M. Thompson as Class III Directors under Proposal 1 (Nomination and Election of Directors Proposal); “FOR” Proposal 2 (Say-on-Pay Proposal); “FOR” a two-year frequency period under Proposal 3 (Say-on-Frequency Proposal); and “FOR” Proposal 4 (Accounting Firm Ratification Proposal).

Additional Information

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 20, 2019:  Copies of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the form of Proxy Card, and the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2018, are available online at http://www.autoweb.com/proxymaterials.  Stockholders wishing to attend the Annual Meeting may obtain directions by calling the Company at 949.862.1393.

A copy of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2018, accompanies this Proxy Statement.  If requested, AutoWeb will furnish you with a copy of any exhibit listed on the exhibit index to the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2018, upon payment of a reasonable copy fee.

Because the Company qualifies as a “smaller reporting company” (as defined in applicable Securities and Exchange Commission (“SEC”) rules), it has elected to comply with the scaled compensation disclosure requirements applicable to smaller reporting companies. Accordingly, this Proxy Statement does not include certain disclosures and tables that would otherwise be required.

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  PRIOR TO THE VOTING INSTRUCTIONS CUTOFF TIME, STOCKHOLDERS MAY ALSO PROVIDE VOTING INSTRUCTIONS USING THE INTERNET AT PROXYVOTE.COM OR BY CALLING 1.800.690.6903 AS DESCRIBED IN THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Nominees for Class III Directors

Mr. Michael J. Fuchs and Ms. Janet M. Thompson are the Board’s nominees as Class III Directors for election at the Annual Meeting.  The Board made these nominations at the recommendation of the Board’s Corporate Governance and Nominations Committee.  A Class III Director will hold office until the 2022 Annual Meeting of Stockholders and until that director’s successor is duly qualified and elected.

Michael J. Fuchs. Mr. Fuchs has served as a director of AutoWeb since September 1996 and became Chairman in June 1998. Since May 2001, Mr. Fuchs has been engaged in private investing for his own behalf. From November 2000 to May 2001, Mr. Fuchs was Chief Executive Officer of MyTurn.com, Inc. and was Interim Chief Executive Officer from April 2000 to October 2000. Mr. Fuchs was a consultant from November 1995 to April 2000. Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a division of Time Warner Inc., from May 1995 to November 1995. Mr. Fuchs holds a Bachelor of Arts degree from Union College and a J.D. Degree from the New York University School of Law. Mr. Fuchs was a significant early investor in the Company. Mr. Fuchs’ experience as an executive officer in various entertainment and media companies and his broad investment and management experience led the Board to conclude that Mr. Fuchs should serve as one of the Company’s directors.

Janet M. Thompson. Ms. Thompson has served as a director of AutoWeb since March 2008. Since February 2019, Ms. Thompson has been Senior Vice President of HAAH Automotive Holdings, exclusive distributor for Zotye USA. From January 2015 to February 2019, Ms. Thompson was Senior Vice President of Ipsos Automotive, a global automotive market research company. Prior to that Ms. Thompson was Vice President, Marketing of Advanstar Communications Inc., the leading provider of integrated media solutions to the automotive aftermarket, pharmaceutical, healthcare, power sports and fashion industries from July 2011 to January 1, 2015; Vice President, Automotive Group for The Marketing Arm, an Omnicom Group agency, from January 2011 to June 2011; Executive Vice President of the Diversified Agency Services Division of Omnicom Group, an advertising firm, from November 2007 to August 2010; Vice President, Marketing Nissan and Infiniti Divisions of Nissan North America, from July 2004 to September 2007; and from July 1999 to July 2004, Ms. Thompson was Chief Executive Officer and President of The Designory, Inc., a marketing firm owned by the Omnicom Group. Ms. Thompson held sales or marketing positions at Mazda Motor of America, Toyota Motor Sales, U.S.A. and Chrysler Corporation, from 1972 to 1994. Ms. Thompson received a Bachelor of Arts degree in business from Western Michigan University and a Master of Business Administration from University of Detroit. Ms. Thompson has the distinction of being named one of the Top 100 Women in the Automotive Industry in both 2005 and 2010. Ms. Thompson’s experience as an advertising and marketing executive in the automotive industry led the Board to conclude that Ms. Thompson should serve as one of the Company’s directors.

 Voting for Election of Class III Directors

The persons named in the enclosed proxy card will vote “FOR” the election of Michael J. Fuchs and Janet M. Thompson as Class III Directors unless instructed otherwise in the proxy.  Because no other nominees have been properly and timely nominated in accordance with the Bylaws, Mr. Fuchs and Ms. Thompson will each be elected as Class III Directors as long as they each receive at least one vote for the nominee’s respective election.  Holders of Common Stock are not entitled to cumulate their votes in the election of directors.  Although Mr. Fuchs and Ms. Thompson have each consented to serve as a director if elected, and the Board has no reason to believe that either of them will be unable to serve as a director, if Mr. Fuchs or Ms. Thompson withdraws their nomination or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board.  Abstentions and “broker non-votes” will not have any effect on the outcome of the voting for the election of Class III Directors as long as a nominee receives at least one vote in favor of the nominee’s election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
“FOR” THE ELECTION OF MR. FUCHS AND MS. THOMPSON.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Board believes that the Company’s long-term success depends in large measure on the talents of its employees. AutoWeb’s compensation system plays a significant role in its ability to attract, retain and motivate the highest quality workforce.  The Board believes that the Company’s current compensation program directly links executive compensation to performance, aligning the interests of AutoWeb’s executive officers with those of its stockholders.  The Board endorses the Company’s executive compensation program and encourages stockholders to review the Named Executive Officer Compensation Narrative, tables and disclosures included under the Section entitled “EXECUTIVE COMPENSATION” of this Proxy Statement.

Section 14A of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) requires that the Company periodically submit to the stockholder for an advisory vote a resolution to approve the compensation of its named executive officers as described in this Proxy Statement. At the Company’s 2013 annual meeting of stockholders, approximately 58% of the votes present and entitled to vote on the proposal voted to approve the holding of this advisory vote every two years. In light of this vote, the Board determined to include a stockholder advisory vote on the compensation of the named executive officers in the Company’s proxy materials every two years. At the Company’s 2017 annual meeting of stockholders, approximately 94% of the votes present and entitled to vote on the proposal voted for approval of this resolution.

The Board recommends that the stockholders vote “FOR” the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Named Executive Officer Compensation Narrative and the tabular and narrative disclosure contained in this Proxy Statement.

Because the vote on this Proposal 2 is advisory, it will not be binding upon the Board or the Board’s Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.  However, the Board and Compensation Committee value the opinions that the Company’s stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the advisory (non-binding) vote on executive compensation.  The persons named in the enclosed proxy card will vote “FOR” the proposal unless instructed otherwise in the proxy.  Abstentions will have the same effect as votes against the proposal. “Broker non-votes” will not have any effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON COMPENSATION
OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that the Company include in this Proxy Statement a non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two, or three years.  You have the option to vote for any one of the three options or to abstain on the matter.

Accordingly, the following resolution will be submitted to the stockholders at the Annual Meeting:

RESOLVED, that the Company hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K with a frequency of once every one, two, or three year(s), with the frequency, if any, that receives the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on this proposal being the resolution adopted by the stockholders.

At the Company’s 2013 annual meeting of stockholders, approximately 58% of the votes present and entitled to vote on the proposal voted to approve the holding of this advisory vote every two years. In light of this vote, the Board has determined that an advisory vote on executive compensation every two years is the best approach for the Company and recommends that stockholders vote in favor of a two-year frequency period.  The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when Say-on-Pay votes do not occur. For example, the rules of The NASDAQ Capital Market (“Nasdaq”) require the Company to seek stockholder approval for new employee equity compensation plans and material revisions thereto.  As discussed under the section of this Proxy Statement entitled “CORPORATE GOVERNANCE MATTERS— Stockholder Communications with the Board of Directors,” the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

Because the vote on Proposal 3 is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal.  However, the Board and Compensation Committee value the opinions that the Company’s stockholders express in their votes and will take into account the outcome of the vote when considering the frequency with which the advisory vote on executive compensation is presented to stockholders.

Vote Required

Stockholder approval of a recommended frequency period (one, two, or three years) requires the affirmative vote of a majority in the voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal.  The persons named in the enclosed proxy card will vote FOR a two-year frequency period unless instructed otherwise in the proxy.  Abstentions will have the same effect as votes against the proposal.  “Broker non-votes” will not have any effect on the outcome of this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS EVERY TWO YEARS.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has appointed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for 2019.  The Audit Committee and the Board recommend that the Company’s stockholders ratify this appointment.  In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting:

RESOLVED, that the appointment of Moss Adams LLP as the independent registered public accounting firm for the Company for the year 2019 is ratified.

Stockholder ratification of the Audit Committee’s selection of Moss Adams as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise.  Nevertheless, the Board is submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice and the Audit Committee will reconsider whether to retain Moss Adams if the stockholders fail to ratify its selection.  In addition, even if the stockholders ratify the selection of Moss Adams, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.  A representative of Moss Adams is expected to attend the Annual Meeting to make a statement if the representative desires and to respond to appropriate questions that may be asked by stockholders.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve Proposal 4. The persons named in the enclosed proxy card will vote “FOR” the proposal unless instructed otherwise in the proxy. Abstentions will have the same effect as votes against the proposal. “Broker non-votes” will not have any effect on the outcome of this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

BOARD OF DIRECTORS

The current members of the Board of AutoWeb are as follows:
Name	Age	Position
Michael J. Fuchs	74	Chairman of the Board
Michael A. Carpenter	72	Director
Matias de Tezanos	39	Director
Chan W. Galbato	56	Director
Mark N. Kaplan	89	Director
Jared R. Rowe	45	Director, President and Chief Executive Officer
Janet M. Thompson	69	Director
Jose Vargas	40	Director

Michael J. Fuchs.  See Mr. Fuchs’ biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1–NOMINATION AND ELECTION OF DIRECTORS–Nominees for Class III Directors.”

Michael A. Carpenter.  Mr. Carpenter has served as a director of AutoWeb since September 2012. Mr. Carpenter served as the Chief Executive Officer and as a director of Ally Financial Inc. from November 2009 until his retirement in February 2015. Ally Financial is one of the nation’s largest financial services companies, with a concentration in automotive lending. In 2007, Mr. Carpenter founded Southgate Alternative Investments, Inc. From 2002 to 2006, he was Chairman and Chief Executive Officer of Citigroup Alternative Investments, overseeing proprietary capital and customer funds globally in various alternative investment vehicles. From 1998 to 2002, Mr. Carpenter was Chairman and Chief Executive Officer of Citigroup’s Global Corporate & Investment Bank with responsibility for Salomon Smith Barney Inc. and Citibank’s corporate banking activities globally. Mr. Carpenter was named Chairman and Chief Executive Officer of Salomon Smith Barney Inc. in 1998, shortly after the merger that created Citigroup. Prior to Citigroup, Mr. Carpenter was Chairman and Chief Executive Officer of Travelers Life & Annuity and Vice Chairman of Travelers Group Inc. responsible for strategy and business development. From 1989 to 1994, Mr. Carpenter was Chairman of the Board, President and Chief Executive Officer of Kidder Peabody Group Inc., a wholly owned subsidiary of General Electric Company. From 1986 to 1989, Mr. Carpenter was Executive Vice President of GE Capital Corporation. He first joined GE in 1983 as Vice President of Corporate Business Development and Planning and was responsible for strategic planning and development as well as mergers and acquisitions. Earlier in his career, Mr. Carpenter spent nine years as Vice President and Director of the Boston Consulting Group and three years with Imperial Chemical Industries of the United Kingdom. Mr. Carpenter was elected to the board of CIT, Inc., a publicly held financial holding company, on May 1, 2016. He also serves on the boards of Law Finance Group, US Retirement Partners, the New York City Investment Fund, the Rewards Network, Inc., Client 4 Life Management Systems, and Validity Capital, and has been a board member of the New York Stock Exchange, General Signal, Loews Cineplex and various other private and public companies. Mr. Carpenter received a Bachelor of Science degree from the University of Nottingham, England, and a Master of Business Administration from the Harvard Business School where he was a Baker Scholar. Mr. Carpenter also holds an honorary degree of Doctor of Laws from the University of Nottingham. Mr. Carpenter’s experience in investment and commercial banking, executive management and capital markets led the Board to conclude that Mr. Carpenter should serve as one of the Company’s directors.

Matias de Tezanos.  Mr. de Tezanos has served as a director of AutoWeb since October 1, 2015 and as the Company’s Chief Strategy Officer from October 1, 2015 to February 13, 2017. From October 1, 2013 to October 1, 2015, Mr. de Tezanos was a director and chief executive officer of a company that provided an internet-based, pay-per-click advertising marketplace for the automotive industry, which was acquired by the Company as of October 1, 2015. Mr. de Tezanos is a co-founder, director and the Chief Executive Officer of People F, Inc., a holding company that is focused on investments in technology, internet and media (“PeopleFund”), and a co-founder of, and currently serves as co-managing director and chief executive officer of PF Holding, Inc., a holding company that is focused on investments in technology, internet and media affiliated with PeopleFund (“PF Holding”). Mr. de Tezanos also serves as president and a director of PF Auto, Inc., an entity affiliated with PeopleFund (“PF Auto”) and secretary and a director of Auto Holdings Ltd., also an entity affiliated with PeopleFund (“Auto Holdings”). In addition, Mr. de Tezanos is an officer or director of a number of privately-held companies, including Ignite Holdings Company, Inc. DBA KingoEnergy, a global company that offers off-grid communities prepaid solar energy service in developing countries, Iguama Inc., an online marketplace offering US products in Latin America, P3 Global Management Inc., a smart city infrastructure development and advisory firm, Bidtellect, Inc., Stellar Corporation G.K., CLPF, Inc., CookUnity Inc., Global Media, Ltd., Healthcare.com Insurance Services, LLC, Kaptyn Inc. (prior P3GM Holdings, Inc.), Longevity Holdings, Inc., Media Assets Management Inc., Orionis Biosciences LLC, PFO Investment, LLC, Startups.com Holding Inc., Blue Mountain 30 Inc., Blue Mountain 31 Inc., Blue Pacific Ventures Inc., Classifieds Corp., Gray Mountain Inc., Mapfit Inc., Moshos Inc., People Ventures, Inc., Petrol Ventures Inc., PF Classifieds Inc., PF Healthcare Inc., PFO Investment, Inc., PFP Investment, Inc., RDBCOM Corporation, and Startups.com Inc. Mr. de Tezanos attended the Conservatory of Music in Guatemala in 2000.

Chan W. Galbato.  Mr. Galbato has served as a director of AutoWeb since January 2019. Mr. Galbato is Chief Executive Officer of Cerberus Operations and Advisory Company, LLC. Prior to joining Cerberus in 2009, he owned and managed CWG Hillside Investments LLC, a consulting business, from 2007 to 2009. From 2005 to 2007, he served as President and CEO of the Controls Group of businesses for Invensys plc and President of Services for The Home Depot. Mr. Galbato previously served as President and Chief Executive Officer of Armstrong Floor Products and Chief Executive Officer of Choice Parts. He spent 14 years with General Electric Company, holding several operating and finance leadership positions within its various industrial divisions as well as holding the role of President and CEO of Coregis Insurance Company, a G.E. Capital company. Mr. Galbato currently serves as Chairman of Avon Products, Inc., Director of Blue Bird Corporation, Director of DynCorp International, Director of Electrical Components International, Director of FirstKey Homes, LLC, Director of New Avon LLC, Director of Staples Solutions B.V., and Director on the Executive Committee of Steward Health Care, LLC. Previously, Mr. Galbato served as a director of the publicly-traded Brady Corporation for seven years, including as Lead Director. He also served as Chairman to North American Bus Industries, Inc., Guilford Mills and YP Holdings LLC until their sales in 2013, 2012 and 2017 respectively, and as director of Tower International, Inc. until Cerberus’ exit in 2014. Before beginning his business career, he played professional baseball with the Montreal Expos in their minor league system. Mr. Galbato holds a master’s degree in business administration from the University of Chicago and a Bachelor of Arts in economics from the State University of New York. Mr. Galbato’s experience in management, operations and finance led the Board to conclude that Mr. Galbato should serve as one of the Company’s directors.

Mark N. Kaplan.  Mr. Kaplan has served as a director of AutoWeb since June 1998. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel to that firm, Chairman of the Board and Chief Operating Officer of Engelhard Minerals & Chemicals Corporation (mining and chemicals) from 1977 to 1979, and President and Chief Executive Officer of Drexel Burnham Lambert (investment banking) from 1970 to 1977. Kaplan serves as Chairman of the compensation committee of the board of directors of American Biltrite Inc., a publicly traded company. He is a Trustee of Bard College, the New York Academy of Medicine, a member and former Chairman of the New York City Audit Committee, a Trustee and Chairman of the Audit Committee of WNET.org (provider of public media in the New York City metropolitan area), a director of twenty investment funds managed by Gresham Investment Management LLC, as well as an advisor to fifteen additional private Gresham fund properties. Mr. Kaplan has also served on the boards of Volt Information Services, Inc., Congoleum Corp., DRS Technologies Inc., and other privately held entities or mutual funds. Mr. Kaplan was formerly the Chairman of the Audit Advisory Committee of the Board of Education of The City of New York, Vice-Chairman and Governor of the board of directors of The American Stock Exchange, Inc., and a director of Security Industry Automation Corporation. Mr. Kaplan holds a Bachelor of Arts degree from Columbia College and a Bachelor of Laws degree from Columbia Law School. Mr. Kaplan’s experience in securities and corporate laws, mergers and acquisitions, investment banking and business management, as well as his qualification as an audit committee financial expert, led the Board to conclude that Mr. Kaplan should serve as one of the Company’s directors.

Jared R. Rowe. Mr. Rowe was appointed President and Chief Executive Officer, and as a director, of AutoWeb on April 12, 2018.  Prior to joining AutoWeb, Mr. Rowe served as Senior Operating Executive at Cerberus Operations and Advisory Company, LLC from July 2017 to April 2018, a proprietary operations affiliate of Cerberus Capital Management L. P. which is a leading private investment firm.  Prior to his tenure at Cerberus, he was the Chief Executive Officer at YP LLC from September 2016 to June 2017, a leading local marketing solutions provider in the U.S. dedicated to helping local businesses and communities grow and a Cerberus portfolio company.  From 2010 until 2016, Mr. Rowe held several senior leadership positions within Cox Automotive, including President of Cox Automotive’s Media Solutions Group, where he was responsible for leading the AutoTrader, Kelley Blue Book, Dealer.com and Haystack businesses.  Mr. Rowe has a Master of Business Administration from the Stephen M. Ross School of Business at the University of Michigan at Ann Arbor and received his Bachelor of Business Administration, Automotive Marketing from Northwood University. Mr. Rowe’s management experience of more than two decades in the automotive and digital marketing industries led the Board to enter into an employment agreement with Mr. Rowe that provides for his appointment as the Company’s President and Chief Executive Officer and to serve as one of the Company’s directors.

Janet M. Thompson.  See Ms. Thompson’s biographical information included under the section of this Proxy Statement entitled “PROPOSAL 1–NOMINATION AND ELECTION OF DIRECTORS–Nominees for Class III Directors.”

Jose Vargas. Mr. Vargas has served as a director of AutoWeb since October 1, 2015 and as the Company’s Chief Revenue Officer from October 1, 2015 to April 12, 2018. From September 18, 2013 to October 1, 2015, Mr. Vargas was a director and president of a company that provided an internet-based, pay-per-click advertising marketplace for the automotive industry, which was acquired by the Company as of October 1, 2015. Mr. Vargas is a co-founder, director and the president of PeopleFund, and a co-founder of, and currently serves as a co-managing director and president of PF Holding, as well as vice president and a director of PF Auto, an entity affiliated with PeopleFund, and co-managing director, president and secretary of Auto Holdings, also an entity affiliated with PeopleFund. Mr. Vargas is also a director or officer of a number of privately-held companies that include Healthcare, Inc., an online search, comparison and recommendation tool for healthcare consumers, Blue Mountain 17 Inc., Blue Mountain 18 Inc., Blue Mountain 30 Inc., Blue Mountain 31 Inc., Blue Mountain 45 Inc., Blue Mountain 46 Inc., Blue Mountain 48 Inc., Blue Mountain 73 Inc., Classifieds Corp., Gray Mountain Inc., PeopleFund Inc., People Ventures Inc., PV SU Holding, Inc., PV SU Investment, Limited Partnership, MapFit Inc. (prior: GeoFi, Inc.), PF Classifieds Inc., PF Healthcare Inc., Galeb3 Inc., and Healthcare.com Insurance Services, LLC. Mr. Vargas received a Bachelor of Science degree from Florida International University.

Messrs. de Tezanos and Vargas were appointed to the Board pursuant to the Stockholder Agreement described below under the section of this Proxy Statement entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” upon AutoWeb’s acquisition of Autobytel, Inc. (formerly, AutoWeb, Inc.), as of October 1, 2015. They serve as the two representatives on the Board designated by the former owners of Autobytel, Inc. (formerly AutoWeb, Inc.) prior to its acquisition by the Company. Their experience in founding and growing technology and online media companies led the Board to conclude that they should serve as directors of the Company.

EXECUTIVE OFFICERS

The current executive officers of AutoWeb are as follows:

Name	Age	Position
Jared R. Rowe	45	President, Chief Executive Officer, and Director
Joseph P. (“JP”) Hannan	47	Executive Vice President, Chief Financial Officer
Glenn E. Fuller	64	Executive Vice President, Chief Legal Officer and Secretary
Daniel R. Ingle	49	Executive Vice President, Chief Operating Officer
Sara E. Partin	37	Senior Vice President, Chief People Officer
Timothy L. Branham	50	Senior Vice President, Chief Technology Officer

Jared R. Rowe.  See Mr. Rowe’s biographical information included under the section of this Proxy Statement entitled “BOARD OF DIRECTORS.”

Joseph P. (“JP”) Hannan.  Mr. Hannan joined AutoWeb as Executive Vice President, Chief Financial Officer in December 2018. Prior to joining AutoWeb, Mr. Hannan served as the Chief Financial Officer of Social Reality, Inc. (October 2016 to December 2018). Mr. Hannan was employed by Cumulus Media, Inc. (NASDAQ: CMLS), serving as Senior Vice President, Treasurer and Chief Financial Officer (March 2010 to June 2016), as Interim Chief Financial Officer (July 2009 to March 2010) and Vice President and Controller (April 2008 to July 2009). He also served concurrently as Chief Financial Officer of Modern Luxury Media, an affiliate of Cumulus Media, Inc., from August 2010 to June 2016. From May 2006 to July 2007, Mr. Hannan served as Vice President and Chief Financial Officer of the radio division of Lincoln National Corporation (NYSE: LNC), and from March 1995 to November 2005 he served in a number of executive positions including Chief Operating Officer and Chief Financial Officer of Lambert Television, Inc., a privately held television broadcasting, production and syndication company. Mr. Hannan has served as a director on a number of company boards, and is currently Chairman of Barefoot Luxury, Inc., an international hospitality company based in Atlanta, Georgia. He previously served as a director of Regent Communications, Inc., International Media Group, and iBlast, Inc. Mr. Hannan received his Bachelor of Science degree from the Marshall School of Business at the University of Southern California.

Glenn E. Fuller.  Mr. Fuller joined AutoWeb as Vice President, Legal Affairs in October 2006 and was promoted to Senior Vice President, Chief Legal Officer and Secretary in April 2008, Senior Vice President, Chief Legal and Administrative Officer and Secretary in December 2008, Executive Vice President, Chief Legal and Administrative Officer and Secretary as of January 19, 2009, and Executive Vice President, Chief Legal Officer and Secretary as of March 1, 2019.  Prior to joining AutoWeb, Mr. Fuller was in private legal practice from August 2002 to October 2006, and from June 1996 to July 2002, he served as Senior Vice President, Chief Legal Officer and General Counsel of Freedom Communications, Inc. (newspapers, television stations and other media).  From April 1994 to June 1996, Mr. Fuller was of counsel to the law firm of Gibson, Dunn & Crutcher LLP and was associated with that firm from September 1980 to May 1987.  Mr. Fuller was a partner in the law firm of Pettis, Tester, Kruse & Krinsky from January 1988 to December 1992 and employed as an attorney at that firm from May 1987 to December 1987 and from January 1993 to June 1993.  From July 1993 to January 1994, Mr. Fuller was Executive Vice President and General Counsel of Airline Computerized Ticketing (airline ticketing).  Mr. Fuller received his Bachelor of Arts degree from California State University at Long Beach and a Juris Doctor degree from the University of Southern California.

Daniel R. Ingle. Mr. Ingle joined AutoWeb as Executive Vice President, Chief Operating Officer in January 2019. Prior to joining AutoWeb, Mr. Ingle was Vice President of International Business Development at Cox Automotive focused on the global expansion of Kelley Blue Book. Mr. Ingle joined Kelley Blue Book in 2006 and has held several different leadership positions including Vice President of Vehicle Valuations and Industry Solutions and Vice President of Analytic Insights and Technology. Prior to Kelley Blue Book, Mr. Ingle served as Director of Information Technology for Capital One Auto Finance and held other positions at PeopleFirst.com, Thomson Technology Consulting Group and Ernst and Young, in addition to conducting his own consulting business. Mr. Ingle received his Bachelor of Science degree in Management Information Systems from Ohio University.

Sara E. Partin. Ms. Partin joined AutoWeb as Senior Vice President, Chief People Officer in October 2018. Prior to joining AutoWeb, Sara was the Chief Human Resources Officer of The Real Yellow Pages (YP) and held multiple senior human resources leadership positions at Cox Automotive, including leading people integration efforts for Autotrader, Kelley Blue Book, and Dealer.com. Prior to her work with Cox Automotive, she was a practicing employment attorney at the law firms of Kilpatrick Townsend & Stockton LLP, Dow Lohnes PLLC, and Alston & Bird LLP. Sara received her Bachelor of Arts Degree in History from Stanford University and her Juris Doctor degree from Harvard Law School.

Timothy L. Branham. Mr. Timothy L. Branham joined AutoWeb as Senior Vice President, Chief Technology Officer, in December 2018. Prior to joining AutoWeb, Mr. Branham was a partner at Perficient, Inc., a leading digital transformation consulting firm specializing in delivering information technology, management consulting and creative capabilities of the digital experience, business optimization and industry solutions from October 2014 to December 2018. While a partner at Perficient, Mr. Branham also served as the Acting Chief Technology Officer at Autoweb from August 2018 to December 2018. Prior to Perficient, Mr. Branham was Senior Vice President and Chief Information Officer of Fujitsu Americas, Vice President and Chief Technology Officer of Business Applications Services. Prior to Fujitsu Americas, Mr. Branham held numerous professional and consulting positions with technology companies. Mr. Branham received his Bachelor of Science in Global Management degree from the University of Phoenix and served for 5 years in the United States Army.

All of the officers named in the Executive Officer table above served as executive officers during 2018, except for Mr. Ingle, who became an executive officer in January 2019.

All executive officers of AutoWeb are chosen by the Board and serve at its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the calculation of beneficial ownership of Common Stock as of the Record Date, by all persons known by AutoWeb to be beneficial owners of more than 5% of the Common Stock of AutoWeb, each director and nominee, each of the named executive officers identified in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Summary Compensation,” and all directors and executive officers as a group (including the named executive officers, but excluding Messrs. Coats and Skocilic, who are not current executive officers).  Shares of Common Stock are deemed to be outstanding and to be beneficially-owned by the persons listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 days of the Record Date through the exercise of any option, warrant or other right or the conversion of any security, or pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account or similar arrangement.  Except as otherwise noted, the persons or entities in this table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them subject to community property laws, where applicable.  The information with respect to each person specified is as supplied or confirmed by that person, based upon statements filed with the SEC or based upon the actual knowledge of AutoWeb.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Investment and Development Finance Corp. (2)(5)	2,902,928	22.4%
Jose Vargas (3)(5)	2,882,710	22.2%
Matias de Tezanos (4)(5)	2,832,928	21.9%
Auto Holdings Ltd (5)	2,782,928	21.5%
1 8 999 Trust (6)	1,173,445	9.1%
Piton Capital Partners LLC (7)	965,000	7.5%
Jeffrey H. Coats (8)	549,499	4.1%
Jared R. Rowe (9)	463,664	3.5%
Glenn E. Fuller (10)	231,439	1.8%
Michael J. Fuchs (11)	109,847	*
Michael A. Carpenter (12)	68,167	*
Mark N. Kaplan (13)	64,167	*
Janet M. Thompson (14)	59,207	*
John J. Skocilic (15)	36,309	*
Chan W. Galbato (16)	1,826	*
Joseph P. Hannan	—	*
All executive officers (including named executive officers other than Messrs. Coats and Skocilic) and directors as a group (14 persons) (17)	5,279,089	38.4%

* Less than 1%

(1)	Unless otherwise indicated, the address of all the owners is: c/o AutoWeb, Inc., 18872 MacArthur Blvd., Suite 200, Irvine, CA 92612-1400.
(2)
In addition to the beneficial ownership reported in Footnote 5 below, the beneficial ownership of Investment and Development Finance Corp., a Panama business company (“IDFC”), includes the additional 120,000 shares, in the aggregate, reported on Form 4s filed May 21, 23, and 24, 2018.

(3)	In addition to the beneficial ownership reported in Footnote 5 below, the beneficial ownership of Mr. Vargas includes the additional 82,029 shares reported on a Form 4 filed December 11, 2018.
(4)	In addition to the beneficial ownership reported in Footnote 5 below, the beneficial ownership of Mr. de Tezanos includes the additional 50,000 shares reported on a Form 4 filed December 11, 2018.
(5)
The information presented in this line item with respect to the beneficial ownership of Auto Holdings, IDFC, and Messrs. de Tezanos and Vargas was obtained from the Schedule 13D/A filed April 26, 2018 (“Auto Holdings Schedule 13D/A”), jointly filed by the following persons: (i) Auto Holdings; (ii) PF Holding; (iii) Ceiba International Corp., a Panama business company (“Ceiba”); (iv) Jose Vargas, a director of AutoWeb; (v) Galeb3 Inc., a Florida corporation owned solely by Mr. Vargas (“Galeb3”); (vi) Matias de Tezanos, a citizen of Costa Rica and director of AutoWeb; (vii) Manatee Ventures Inc., a British Virgin Islands business company wholly owned by Mr. de Tezanos and his wife Isabel Ruiz Estrada (“Manatee”); (viii) John Peter Klose de Ojeda, a citizen of Guatemala; (ix) Richard Aitkenhead Castillo, a citizen of Guatemala; (x) IDFC; (xi) IDC Financial, S.A., a Panama business company (“IDC Financial”); (xii) Juan Christian Klose Pieters; (xiii) Margarita Klose; (xiv) Jorge Miguel Fernandez Bianchi, a citizen of Guatemala; (xv) PeopleFund; and (xvi) PF Auto (collectively, “Auto Holdings Reporting Persons”). The Auto Holdings Schedule 13D/A states that each of the Auto Holdings Reporting Persons disclaims beneficial ownership of the reported shares except to the extent of their pecuniary interest therein and discloses that Mr. Vargas has sole voting and dispositive power with respect to 17,753 shares and that he and the other Auto Holdings Reporting Persons share dispositive power with respect to 2,782,928 shares. Pursuant to an Amended and Restated Stockholder Agreement dated as of October 1, 2015, by and among AutoWeb, Auto Holdings, IDFC, Mr. de Tezanos, Mr. Vargas, and other parties to that agreement (as amended, “Stockholder Agreement”), the reported shares are subject to irrevocable proxies in favor of AutoWeb’s Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer, and each of them individually, to exercise all voting rights of the applicable stockholders with respect to the shares at any meeting of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board. The Auto Holdings Schedule 13D/A lists the addresses of the Auto Holdings Reporting Persons as follows: (i) Auto Holdings, PF Auto, Mr. de Tezanos, Manatee, Mr. Juan Christian Klose Pieters, Ms. Margarita Klose IDC Financial, Jorge Miguel Fernandez Bianchi, PF Holding, PeopleFund, Diagonal 6, 12-42 zona 10, Edificio Design Center, Torre II, Of. 1103, Guatemala City, Guatemala 01010; (ii) Ceiba, IDFC, Mr. John Peter Klose de Ojeda and Mr. Aitkenhead Castillo: 13 calle 2-60, zona 10, Edificio Topacio Azul, Of. 1301, Guatemala City, Guatemala 01010; and (iii) Mr. Vargas and Galeb3: 3401 N. Miami Avenue, Suite 205, Miami, Florida 33127. The reported shares do not include up to 1,153,110 shares that may be acquired upon conversion of certain warrants to purchase Common Stock that have stock price-based vesting conditions that have not yet been met.

(6)
The information presented in the table with respect to the beneficial ownership of The 1 8 999 Trust was obtained from the Schedule 13D/A filed on March 4, 2019 (“1 8 999 Trust Schedule 13D/A”), jointly by the following persons: (i) The 1 8 999 Trust; (ii) Daniel M. Negari; (iii) The Insight Trust; and (iv) Michael R. Ambrose, (collectively, the “1 8 999 Reporting Persons”). The 1 8 999 Trust Schedule 13D/A lists the address of the 1 8 999 Trust Reporting Persons as follows: 2121 E. Tropicana Avenue, Suite 2, Las Vegas, NV 89119. The 1 8 999 Trust Schedule 13D/A discloses that the 1 8 999 Trust has shared voting and dispositive power with respect to 973,112 shares; Mr. Negari has sole voting and dispositive power with respect to 133 shares and shared voting and dispositive power with respect to 973,245 shares; and the Insight Trust and Mr. Ambrose have shared voting and dispositive power with respect to 200,200 shares. Pursuant to a Tax Benefit Preservation Plan Exemption Agreement dated as of November 30, 2018, by and among the Company and the 1 8 999 Trust Reporting Persons (“1 8 999 Trust Exemption Agreement”), approximately 531,205 shares of the shares of Common Stock reported as beneficially owned by the 1 8 999 Reporting Persons are subject to irrevocable proxies in favor of AutoWeb’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, as each of them individually, to exercise all voting rights of the applicable stockholders with respect to the shares at any meeting of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.

(7)
The information presented in the table with respect to the beneficial ownership of Piton Capital Partners LLC (“Piton”) was obtained solely from the Schedule 13G/A filed February 11, 2019 (“Piton Schedule 13G/A”). The Piton Schedule 13G/A lists the address of Piton Capital Partners LLC as follows: c/o Kokino LLC, 201 Tresser Boulevard, 3rd Floor, Stamford, Connecticut 06901, Attention: Garrett Lynam. Pursuant to a Tax Benefit Preservation Plan Exemption Agreement dated as of November 15, 2017, by and between the Company and Piton (“Piton Exemption Agreement”), approximately 322,759 shares of the shares of Common Stock reported as beneficially owned by Piton are subject to irrevocable proxies in favor of AutoWeb’s Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, as each of them individually, to exercise all voting rights of the applicable stockholders with respect to the shares at any meeting of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in accordance with the recommendations of or instructions provided by the Board.

(8)
Mr. Coats’ employment was terminated without cause on April 12, 2018. The information provided was based on Form 4s filed by Mr. Coats and information obtained from the Company’s third-party equity plan administrator. Includes 389,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

(9)	Includes 388,889 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(10)	Includes 26,667 shares of Restricted Stock and 197,443 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(11)	Includes 54,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(12)	Includes 54,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(13)	Includes 54,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(14)	Includes 54,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(15)
Mr. Skocilic’s employment was terminated without cause on September 12, 2018. The information provided was based on Form 4s filed by Mr. Skocilic and information obtained from the Company’s third-party equity plan administrator.

(16)	Includes 1,826 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(17)
Includes 796,835 shares issuable upon exercise of options exercisable within 60 days of the Record Date. Also includes shares subject to irrevocable proxies granted to Company’s management as provided for in the Stockholder Agreement, the 1 8 999 Trust Exemption Agreement, and the Piton Exemption Agreement.

CORPORATE GOVERNANCE MATTERS

Board Classes

The Board is divided into three classes, with each class holding office for staggered three-year terms.  The term of the Class I Directors, Jared R. Rowe, Matias de Tezanos, and Chan W. Galbato, expires in 2020; the term of the Class II Directors, Michael A. Carpenter, Mark N. Kaplan, and Jose Vargas, expires in 2021; and the term of the Class III Directors, Michael J. Fuchs and Janet M. Thompson, expires at the Annual Meeting.

Committees of the Board of Directors

The Board has constituted an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominations Committee. Copies of the charters of each of these committees are posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.autoweb.com.  Information on the Company’s website is not incorporated by reference in this Proxy Statement.

Audit Committee.  The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee met on five occasions in 2018 and operates under a charter approved by the Board.  The Audit Committee’s primary responsibilities are to:

●
oversee AutoWeb’s accounting and financial reporting policies, processes, practices and internal controls; and
●
appoint, approve the compensation of, and oversee the Company’s independent registered public accounting firm.

The Audit Committee currently consists of Mark N. Kaplan (Chairman), Michael A. Carpenter, Michael J. Fuchs, and Janet M. Thompson.  The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present.  The Board has determined that Mr. Kaplan is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended, (“Securities Act”).  The identification of Mr. Kaplan as an “audit committee financial expert” does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on him as a member of the Audit Committee in the absence of this identification.

Compensation Committee.  The Compensation Committee, which met on seven occasions in 2018 and operates under a charter approved by the Board, is responsible for:

●
determining or recommending to the Board the compensation of the Chief Executive Officer and each other executive officer or any other officer who reports directly to the Chief Executive Officer based on the performance of each officer;
●
making recommendations to the Board regarding stock option plans and other equity compensation arrangements;
●
granting equity awards and approving any delegation of such responsibility under certain circumstances; and
●
preparing reports regarding executive compensation for disclosure in AutoWeb’s proxy statements or as otherwise required by applicable laws.

The Compensation Committee currently consists of Janet M. Thompson (Chairwoman), Michael J. Fuchs, Mark N. Kaplan, and Chan W. Galbato.  The Compensation Committee does not have authority to delegate its responsibilities to a subcommittee without approval of the Board.  The Board has approved the creation of the Non-Executive Stock Option Committee, a committee of the Board that currently consists of one director, Jared R. Rowe, the Company’s President and Chief Executive Officer.  The Non-Executive Stock Option Committee has the authority to grant stock options to eligible persons who (i) are employed by the Company or its subsidiaries and are not subject to reporting under Section 16(a) of the Exchange Act or (ii) are consultants or service providers to the Company or its subsidiaries.  The Non-Executive Stock Option Committee may not grant more than 50,000 options in the aggregate in any one fiscal year, and individual grants cannot exceed more than 5,000 options. The processes of the Compensation Committee and the role of the Chief Executive Officer and compensation consultants in determining or recommending the amount or form of executive or director compensation are discussed in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Named Executive Officers Compensation Narrative.”

Corporate Governance and Nominations Committee.  The Corporate Governance and Nominations Committee, which met once in 2018 and operates under a charter approved by the Board, is responsible for:

●
identifying individuals qualified to become directors and selecting director nominees or recommending nominees to the Board for nomination;
●
recommending nominees for appointment to committees of the Board;
●
developing and recommending charters of committees of the Board; and
●
overseeing the corporate governance of AutoWeb and, as deemed necessary or desirable from time to time, developing and recommending corporate governance policies to the Board.

The Corporate Governance and Nominations Committee currently consists of Michael J. Fuchs (Chairman), Mark N. Kaplan, and Chan W. Galbato.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2018, the Board held a total of twelve meetings. Each member of the Board who served in 2018 attended 80% or more of the aggregate of (i) the total number of meetings of the Board held during the period in 2018 for which the director was a member; and (ii) the total number of meetings held by all committees of which the director was a member during 2018 and during the period in which the director served as a member of the committees. The Board and its committees typically meet in executive session without management present during regularly scheduled meetings of the Board and the committees.

Attendance at Annual Meeting of Stockholders

All directors who served in 2018 attended the 2018 annual meeting of stockholders, of which four directors attended in person and four attended by telephone. Typically, a Board meeting is scheduled on the date of any annual meeting of stockholders.  Although the Board has not adopted a formal policy, all directors are expected to attend the annual meeting of stockholders.

Director Independence

All directors, other than Messrs. de Tezanos, Rowe and Vargas, and all members of the Audit, Compensation, and Corporate Governance and Nomination Committees satisfy the definition of independent director under the Nasdaq listing rules. The current members of the Audit Committee and the Compensation Committee are “independent” under the Nasdaq listing rules and the SEC rules regarding audit committee and compensation committee membership.

Compensation Committee Interlocks and Insider Participation

Ms. Thompson and Messrs. Fuchs, Kaplan, and Jeffrey M. Stibel served as the members of the Compensation Committee during the Company’s last completed fiscal year. No member of the Compensation Committee was an officer or employee of the Company during its last completed fiscal year. Mr. Stibel resigned from the Board, the Compensation Committee and the Corporate Governance and Nominations Committee on January 11, 2019. None of the Company’s executive officers served as a member of the compensation committee or board of any other entity that has an executive officer serving as a member of the Board or Compensation Committee, except that Mr. Vargas, an executive officer until April 12, 2018, and director of the Company, served as a board member or executive officer of the various companies controlled by or affiliated with Messrs. de Tezanos and Vargas identified in their biographies included in the section in this Proxy Statement entitled “BOARD OF DIRECTORS.”

Board Leadership Structure

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee of the Company.  The Board believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances.  Currently, Mr. Fuchs serves as the Chairman of the Board, and Mr. Rowe serves as a director and Chief Executive Officer.  The Board believes this is the most appropriate structure for the Company at this time because it makes the best use of the experience, skills and availability of Mr. Fuchs and Mr. Rowe.

Board’s Role in Oversight of Risk

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to AutoWeb.  The Board, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to AutoWeb and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks reviewed by the Board with management include competition risks, industry risks, economic risks, liquidity risks, business operations risks, cyber security risks and risks related to acquisitions and dispositions.  The Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report these exposures.  Specific examples of risks reviewed by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through anonymous reporting procedures, risks posed by significant litigation matters and compliance with applicable laws and regulations.  The Audit Committee also oversees compliance with the Company’s Code of Conduct and Ethics for Employees, Officers and Directors and evaluates proposed transactions with related persons for compliance with laws and regulations and with Company policies and contracts. The Company’s Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and risks related to the design of compensation programs established by the Compensation Committee for AutoWeb’s executive officers. These procedures, however, cannot guaranty that all material risks will be identified, or if identified, reasonably and adequately mitigated. They also cannot assure that all persons are in compliance with the Company’s policies and procedures or that the Company and its employees are in compliance with all applicable laws and regulations.

Executives’ base salaries are fixed in amount and thus do not encourage excessive risk-taking.  Incentive compensation in large part is tied to overall corporate performance.  A significant portion of compensation provided to the executive officers is in the form of equity awards subject to time vesting that are intended to further align executives’ interests with those of the Company’s stockholders.  The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s stock price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.  The Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.  In general, incentive compensation opportunities for Company employees are capped, and the Company has discretion to reduce or increase incentive compensation payments (or pay no incentive compensation) based on individual performance and any other factors it may determine to be appropriate in the circumstances.  As with the compensation of the Company’s executive officers, a portion of the compensation for other officers and some other managerial-level employees generally is delivered in the form of equity awards that help further align the interests of these officers and other employees with those of stockholders.

Board Nominee Process

The Corporate Governance and Nominations Committee considers candidates for nomination as directors who are suggested by the committee’s members and other directors, as well as management and stockholders.  A stockholder who wishes to recommend a prospective nominee for the Board should notify AutoWeb’s Secretary or any member of the Corporate Governance and Nominations Committee in writing with whatever supporting material the stockholder considers appropriate.  The Corporate Governance and Nominations Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Bylaws relating to stockholder nominations as described in the section of this Proxy Statement entitled “FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS” below.

Generally, once the Corporate Governance and Nominations Committee identifies a prospective nominee, the Corporate Governance and Nominations Committee will make an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination will be based on the information provided to the Corporate Governance and Nominations Committee with the recommendation of the prospective candidate, as well as the Corporate Governance and Nominations Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  Generally, the preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy evaluation factors determined by the Corporate Governance and Nominations Committee to be appropriate from time to time for that evaluation.  If the Corporate Governance and Nominations Committee determines, in consultation with the other members of the Board, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee will then evaluate the prospective nominee against factors it considers appropriate from time to time, which currently include:

●
The ability of the prospective nominee to represent the interests of the stockholders of AutoWeb;
●
The prospective nominee’s standards of integrity, commitment and independence of thought and judgment; and
●
The extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board.

The Corporate Governance and Nominations Committee generally intends to nominate current members of the Board in the year in which their respective term expires so long as they continue to exhibit the qualities described above and are otherwise qualified to serve as members of the Board.

The Corporate Governance and Nominations Committee may also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Corporate Governance and Nominations Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Corporate Governance and Nominations Committee and others, as appropriate, will interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the Corporate Governance and Nominations Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Corporate Governance and Nominations Committee.

The Corporate Governance and Nominations Committee and the Board review the qualities of the Board members as a group, including the diversity of the Board’s career experiences, viewpoints, company affiliations, expertise with respect to the various facets of the Company’s business operations and business experiences.  The Board has not adopted a formal policy and did not employ any particular benchmarks with respect to these qualities but was mindful of achieving an appropriate balance of these qualities with respect to the Board as a whole.  Moreover, the Board and Corporate Governance and Nominations Committee considered each nominee’s overall service to the Company during the previous term, each nominee’s personal integrity and willingness to apply sound and independent business judgment with respect to the Company’s matters, as well as the individual experience of each director noted within their biographies above. The Board evaluated and concluded that it is in compliance with California Senate Bill 826 requiring at least one female director on the Board by December 31, 2019.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with any director or with the non-management directors as a group may do so by writing to the Secretary, AutoWeb, Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400.  The Company has established a process for handling correspondence received by it addressed to non-management members of the Board.  Under that process, the Secretary reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that the Secretary otherwise determines requires the attention of the Board.  The Board may at any time review a log of all correspondence received by AutoWeb that is addressed to members of the Board and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to those matters.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics for Employees, Officers and Directors (“Code of Ethics”).  The Code of Ethics is applicable to the Company’s employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer.  The Code of Ethics is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.autoweb.com, and a copy of the Code of Ethics may also be obtained, free of charge, by writing to the Corporate Secretary, AutoWeb, Inc., 18872 MacArthur Blvd., Suite 200, Irvine, California 92612-1400. The Company intends to post amendments to, or waivers from, the Code of Ethics (to the extent applicable to the Company’s Chief Executive Officer, Principal Financial Officer or Principal Accounting Officer or directors) at this location on the Company’s website. Information on the Company’s website is not incorporated by reference in this Proxy Statement. The adoption of the Code of Ethics and other standards of conduct is not a representation or warranty that all persons subject to the Code of Ethics or standards are or will be in complete compliance with the Code of Ethics or any other standards of conduct that may be adopted.

Certain Relationships and Related Party Transactions

The Company’s Code of Ethics provides specific guidelines regarding conflict of interest situations as well as a process for reporting and approving related party transactions.

The Company’s written Code of Ethics defines a related party transaction as any transaction (or series of transactions) in excess of $120,000 since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company is a participant and in which any member of the Management Group (as defined below), any stockholder owning more than 5% of the Company’s voting stock, or any immediate family member of any of the foregoing persons has a direct or indirect material interest.  An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such director, executive officer or nominee for director, and any person (including domestic partners, but excluding tenants or employees) sharing the household of a director, director nominee, executive officer or stockholder owning more than 5% of the Company’s voting stock.  A “transaction” includes, but is not limited to, any commercial or financial transaction or arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.  The “Management Group” is comprised of the Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer (or any person performing similar functions), any other officer of the Company and any director or nominee for director.  Any covered person who may be involved in a related party transaction must promptly report that transaction to the Chairman of the Audit Committee or the Company’s Chief Legal Officer (“CLO”), who must then report the transaction to the Chairman of the Audit Committee upon becoming advised of such transaction.  The Audit Committee, in its sole discretion, must approve or disapprove all related party transactions.  Conflicts of interest or potential conflicts of interest must be reported to the CLO who will evaluate the circumstances relating to the conflict of interest or potential conflict of interest and report the findings of such evaluation to the Chief Executive Officer, who in turn, if warranted under the circumstances, must report such situation or activity to the Chairman of the Audit Committee; provided, however, (i) that if the conflict of interest or potential conflict of interest involves any member of the Management Group, the CLO must report that situation or activity to the Chairman of the Audit Committee; and (ii) the CLO is not precluded from reporting any conflict of interest or potential conflict of interest involving any covered person who is not a member of Management Group directly to the Chairman of the Audit Committee should the CLO believe such direct reporting to the Chairman of the Audit Committee is warranted under the circumstances.  Upon being advised of a complaint, concern or other reporting under the Code of Ethics, the Chairman of the Audit Committee will confer with the other members of the Audit Committee.  If appropriate under the circumstances, the Chairman of the Audit Committee may request that the CLO issue a written advisory to the covered person as to whether or not the reported situation or activity constitutes a violation of the Code of Ethics.  If the CLO would not be the appropriate party to issue a written advisory, outside counsel may be retained to issue such written advisory unless the Audit Committee determines that such written advisory can be issued by the Chairman of the Audit Committee without outside counsel input.

Although the Company’s Code of Ethics provides guidelines regarding conflict of interest situations, it cannot and does not set forth every possible conflict of interest scenario.  Therefore, the Code of Ethics provides that there is no substitute for sound judgment and common sense by directors, officers or other employees in each case based upon the particular facts involved.  The foregoing description of the Company’s Code of Ethics is not intended to constitute a representation as to compliance by any covered person.

AutoWeb has engaged Soluciones AW, S.A. (“Soluciones”) to provide office space and related office services to AW GUA, Sociedad de Responsabilidad Limitada, AutoWeb’s wholly-owned, indirect subsidiary in Guatemala (“AW GUA”). Under the agreement between AW GUA and Soluciones, AW GUA pays Soluciones 107% of the actual expenses paid and costs incurred by Soluciones in providing the office space and related office services. During the period from January 1, 2018 to March 31, 2019, AW GUA made payments to Soluciones of approximately $241,000. Soluciones is controlled by PeopleFund, which in turn is controlled by Messrs. Vargas and de Tezanos, each a director of AutoWeb. For information concerning the beneficial ownership of the Company’s Common Stock by Messrs. De Tezanos and Vargas and PeopleFund, see the section of this Proxy Statement entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” Mr. Vargas was also an officer of the Company during this period until April 12, 2018. The Audit Committee and Board evaluated the arrangement with Soluciones and the potential conflict and its potential impact on the Company. The Audit Committee and Board considered the Company’s significant investment in the operations in Guatemala acquired upon the acquisition of AutoWeb and the benefit the Company derives from its investment and these operations. The Audit Committee and the Board concluded that the benefits to the Company resulting from the continued engagement of Soluciones outweighed the potential conflict that might arise from the relationship. The Audit Committee and the Board (with Messrs. Vargas and de Tezanos abstaining) each approved the Soluciones arrangement in accordance with the Company’s Code of Ethics and waived the potential conflict.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
AUDIT COMMITTEE REPORT

 Independent Registered Public Accounting Firm

Moss Adams has been appointed by the Company’s Audit Committee as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2019, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended March 31, 2019.  Moss Adams also served as the Company’s independent registered public accounting firm for the years ended December 31, 2018, 2017 and 2016. Representatives of Moss Adams are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered by Moss Adams for the years ended December 31, 2018 and 2017 were as follows:

	2018	2017
Audit fees	$523,500	$607,000
Audit-related fees	13,750	7,500
Tax fees	9,700	-
Total	$546,950	$614,500

Audit Fees.  Audit fees consist of professional services rendered in connection with the 2018 audit and 2017 integrated audit of the Company’s annual consolidated financial statements and reviews of interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees.  Audit-related fees for 2018 and 2017 consist of services rendered in connection with the audit of the Company’s Retirement Savings 401(k) Plan and, for 2018, fees related to review of Registration Statements on Form S-8 filed by the Company with the SEC.

Tax Fees. Tax fees for 2018 consist of fees related to various tax consulting services and evaluations of the Company’s tax benefits, including net operating loss carryovers, under Internal Revenue Code Section 382.

The Audit Committee has determined that the services described above were compatible with maintaining Moss Adams’ audit independence.

Pre-Approval Policy for Services

Under its charter, the Audit Committee is required to pre-approve all audit (including the annual audit engagement letter with the independent registered public accounting firm) and permitted non-audit services (including the fees and terms thereof) provided to the Company by the Company’s independent registered public accounting firm, subject to the de minimis exception for non-audit services as described in the Exchange Act.  The Audit Committee consults with management with respect to pre-approval, including whether the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm’s independence, and may not delegate these responsibilities to management.  The Audit Committee may delegate to any member or members of the Audit Committee the power to grant any pre-approval, provided that the pre-approval is reported to the Audit Committee at the next scheduled Audit Committee meeting.

Each member of the Audit Committee has the authority to approve fees for services by the Company’s independent registered public accounting firm of up to $50,000.  Any approved fees may be exceeded by no more than 20% without seeking further approval even if the total amount of those fees, including the excess, exceeds $50,000.  This authority is delegated first to Mr. Kaplan, then in the following order to Ms. Thompson, Mr. Fuchs and Mr. Carpenter.  Any approval by a member of the Audit Committee is required to be reported to the Audit Committee at the next regularly scheduled meeting of the Audit Committee.  All fees for services provided by Moss Adams during 2018 and 2017, respectively, were approved by the Audit Committee.

 From time to time, the Audit Committee pre-approves fees and services up to a maximum amount for future services relating to recurring tax matters and securities filings.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC.  Pursuant to those rules and regulations, this Audit Committee Report is not to be deemed “soliciting materials” or “filed” with the SEC, subject to Regulation 14A or 14C of the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act.  This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that AutoWeb specifically incorporates this information by reference.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2018, with the management of the Company.  The Audit Committee has discussed with Moss Adams the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committee (AS 1301), as adopted by the Public Company Accounting Oversight Board (“PCAOB”)  The Audit Committee has also received the written disclosures and the letter from Moss Adams required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by AutoWeb for accounting, financial management or internal control purposes.  Members of the Audit Committee relied, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide any basis, other than the review and discussions with management and the independent auditors referred to above, to determine that management has maintained appropriate accounting and financial reporting principles and policies or internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of AutoWeb’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that AutoWeb’s auditors are in fact “independent.”

The Audit Committee

Mark N. Kaplan, Chairman
Michael A. Carpenter
Michael J. Fuchs
Janet M. Thompson

EXECUTIVE COMPENSATION

Named Executive Officers Compensation Narrative

For 2018, the Company’s named executive officers are:

Named Executive Officers Serving at End of 2018

●
Jared R. Rowe, President and Chief Executive Officer (employment commenced effective as of April 12, 2018)
●
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary
●
J.P. Hannan, Executive Vice President, Chief Financial Officer (employment commenced effective as of December 17, 2018)

Named Executive Officers Not Serving at End of 2018

●
Jeffrey H. Coats, President and Chief Executive Officer (Mr. Coats served as the Company’s President and Chief Executive Officer until termination of his employment effective April 12, 2018)
●
John J. Skocilic, Jr., Executive Vice President, Chief Information Officer (Mr. Skocilic served as the Company’s Executive Vice President, Chief Information Officer until termination of his employment effective September 12, 2018)

The names, ages and backgrounds of the Company’s current executive officers are included in the section of this Proxy Statement entitled “EXECUTIVE OFFICERS.”

General Compensation Philosophy and Objectives. The role of the Compensation Committee is to determine, or recommend to the Board for determination, the salaries and other compensation of the Company’s executive officers and any other officer who reports directly to the Chief Executive Officer, and to make grants under, and to administer, the stock option, restricted stock and other employee equity and incentive compensation plans.

To promote responsible compensation practices:

●
The Compensation Committee directly engaged an independent compensation consultant (see “Compensation Consultants”);
●
The Company’s 2018 Equity Incentive Plan prohibits repricing of option and stock appreciation rights (except for certain adjustments upon changes in capitalization or control) without stockholder approval;
●
The Company’s securities trading policy generally precludes executive officers from engaging in transactions involving put or call options, short sales and buying or holding Common Stock on margin. All trades by executive officers must be pre-cleared with the Company’s Chief Legal Officer.

The Company’s compensation philosophy for executive officers is to align compensation with corporate performance and efforts to increase stockholder value, while providing a total compensation opportunity that is broadly competitive and enables the Company to attract, motivate, reward and retain key executives and employees. The Company does not target specific compensation percentiles.  Accordingly, each executive officer’s compensation package is typically comprised of the following three elements:

●
Base annual salary that is designed primarily to reflect individual responsibilities and personal experience and to compare with similar roles at the Company and at technology and online marketing companies that are of comparable size to the Company and with which the Company competes for executive personnel;
●
Annual variable performance awards, such as incentive compensation, payable in cash, stock options or shares of stock to reward executive officers for the achievement of pre-established Company financial performance goals;
●
Long-term, equity-based incentive awards to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, reward executive officers for increasing stockholder value, and retain executive officers through continued service requirements.

Additionally, the Company’s executive officers are typically entitled to severance payments in the event of termination of employment without cause or by the executive officer for good reason and other benefits and perquisites that are discussed below.

Compensation decisions are designed to promote the Company’s business objectives and strategy and enable the Company to attract, retain and motivate qualified executive officers who are able to contribute to the Company’s long-term success.  Among the factors considered by the Company in determining executive officer compensation are the ability to recruit individuals with the necessary talents and the need to retain and motivate the Company’s executive officers.  The Company considers the competitive market for executives in setting each element of compensation indicated above.  However, the Company does not attempt to set each compensation element for each executive within a particular range related to levels provided by comparable companies.  Rather, the Company uses market comparisons as one factor in making compensation decisions.  The Company also considers other factors in making executive compensation decisions, including local market forces, individual contribution and performance, management skills, internal pay equity, the undertaking of new roles and responsibilities, importance of the executive’s role and responsibilities to the Company’s future success and the executive’s experience, including prior work experience, length of service to the Company, leadership and growth potential.

Under the Company’s compensation structure, the mix of base annual salary, annual variable performance awards, and long-term, equity-based incentive awards varies depending upon level of responsibility and experience.  In allocating compensation among these elements, the Company believes that the compensation of members of senior management who have the greatest ability to influence the Company’s performance should have a greater proportion of their compensation based on Company performance than lower levels of management.  There is, however, no pre-established policy for the allocation between either cash and non-cash or short-term and long-term compensation.  The mix of compensation determined by the Company is between base annual salary compensation and incentive compensation.  Long-term, equity-based compensation is determined separately and may not be awarded every year.

Base Annual Salary. The objective of base annual salary is to secure the services of the Company’s executive officers and reflect job responsibilities, individual performance, market competitiveness, the value of such services to the Company’s business, and the size of the Company’s business.  Salaries for executive officers are generally determined on an individual basis by evaluating each executive officer’s scope of responsibility, performance, prior experience, and salary history, as well as, competitive market information.  The Compensation Committee also considers the recommendations of the Chief Executive Officer (except in the case of the Chief Executive Officer’s own compensation).  The Chief Executive Officer is not present during any voting or deliberations by the Compensation Committee with respect to the Chief Executive Officer’s compensation.

Annual Non-Equity-Based Incentive Compensation, Retention and Discretionary Awards.  The Company’s compensation structure provides for the opportunity for executive officers to be awarded annual incentive compensation pursuant to incentive compensation plans established each year (“Annual Incentive Compensation Plans”).  Annual Incentive Compensation Plans are generally performance-based, and all awards are ultimately made at the sole discretion of the Compensation Committee.  The objective of the annual incentive compensation awards under these plans is to enhance retention and motivate individuals to achieve specific goals established by the Compensation Committee.  These goals may consist of any or all of the following:

●
Company-wide performance goals;
●
Specific individual goals that are intended to advance the Company’s business and create long-term stockholder value;
●
Overall individual performance; or
●
Other factors deemed relevant to the Company’s overall financial and operating performance, including market and competitive factors.

The Compensation Committee from time to time also considers various other discretionary, retention or incentive compensation alternatives for the Company’s executive officers, including discretionary awards for completion of special projects (including acquisition and disposition transactions).

The Compensation Committee establishes a target annual incentive compensation award opportunity for each executive officer based on a percentage of base annual salary. The Compensation Committee establishes target award opportunities for executive officers after reviewing survey data provided by the Company’s Independent Compensation Consultant (described below), and, in the case of executive officers other than the Chief Executive Officer, input from the Chief Executive Officer.  The Company believes this is a meaningful incentive to achieve the incentive compensation goals and an appropriate and reasonable allocation to performance-based annual cash incentive compensation to motivate executive officers.

Typically, the Compensation Committee, with the participation of the Chief Executive Officer, sets compensation performance goals for the Company for the year. Generally, unless specific individual performance goals are established, the target annual incentive compensation award opportunity for executive officers has been based upon the attainment of Company-wide performance goals, which reflects the Company’s belief that executive officers are accountable for the Company’s overall operating performance. If the Compensation Committee elects to allocate any portion of an executive officer’s target annual incentive compensation award opportunity to specific individual performance goals, the Compensation Committee sets the individual performance goals for the Chief Executive Officer, and the Chief Executive Officer, after consultation with the Compensation Committee, sets the specific individual performance goals for the other executive officers.  If specific individual performance goals are established, a percentage allocation between Company-wide business objectives and individual performance goals is determined that the Company believes is an appropriate and reasonable allocation that aligns the annual incentive compensation of executive officers with individual performance.  The individual performance goals are based on, and reflect, each individual’s responsibilities and, to the extent applicable, contribution to revenue, and may at times include such factors as leadership, team work, growth initiatives and other activities that are considered important to contributing to the long-term performance of the Company.

For Company-wide goals, the Compensation Committee may adopt a formula that establishes an award payout range based on the level of performance attained, with a minimum below which no payment is made and a maximum beyond which no additional incentive compensation is paid.  In determining the extent to which the Company-wide performance goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude specific circumstances that the Company experienced during the year as well as the impact of unusual or infrequently occurring events or other particular circumstances affecting the Company’s business, changes in accounting principles, acquisitions, dispositions, impairment of assets, restructuring charges and litigation costs and successes, and may also consider the relative risks in achieving the goals reflected in the Company’s annual operating plan.

Long-Term, Equity-Based Incentive Awards.  Equity-based compensation in the form of stock options or restricted stock awards are provided to link the interests of executive officers with the long-term interests of the Company’s stockholders, support a pay-for-performance culture, foster employee stock ownership, focus the management team on increasing value for the stockholders and to encourage executive officers to remain in the Company’s employ.  In addition, stock options and restricted stock awards help to provide a long-term balance to the overall compensation program.  While cash bonus payments are focused on short-term performance, the multi-year vesting schedule of stock options and the forfeiture restrictions on restricted stock awards create incentives for increases in stockholder value over a longer term.

The Company grants stock options that are performance-based, service-based or a combination of the two.  Although the Company views all stock options as performance-based because they require the stock price to increase in order for the recipient to realize value from the stock options, the Company has granted stock options subject to vesting based on levels of achievement of specified Company goals that encourage preservation and enhancement of stockholder value.  Service-based vesting also encourages executive retention.  Restricted stock that is subject to forfeiture in the event an executive officer leaves the Company prior to the lapse of the forfeiture restrictions provides similar retention and long-term motivational effects.  The Company views restricted stock as providing employment retention incentives and an incentive to increase stock values because they become more valuable as the price of Common Stock increases.

The level of long-term incentive compensation is determined based on an evaluation of competitive factors, the position and level of responsibility of each executive officer, the Company’s belief that stock options should be a significant part of the total mix of executive officer compensation and the goals of the compensation objectives described above.  Options are granted with exercise prices of not less than the closing price of the Company’s stock on the date of grant.  Depending on the circumstances, in establishing grant levels, the Company may consider the equity ownership levels of the recipients and exercise prices of existing grants or prior grants that are fully or partially vested.  The Company does not have a policy requiring executive officers or directors to hold shares acquired following stock option exercise or restricted stock vesting for any additional length of time, unless the shares are specifically subject to a resale restriction, and there are no ownership guidelines for executives or directors, as this is not viewed as competitive for a public company of AutoWeb’s size.

The Company typically awards stock options or restricted stock awards to executive officers upon first joining the Company, promotion to more senior executive positions and annually, with approximately mid-year supplemental annual award adjustments made in some years.  At the discretion of the Compensation Committee, executive officers may also be granted stock options or restricted stock awards based upon completion of special projects (including acquisition or disposition transactions) or to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Common Stock. The number of shares subject to each stock option granted or restricted stock awarded is within the discretion of the Compensation Committee and is based on anticipated future contributions and ability to impact the Company’s results, past performance or consistency within the officer’s internal pay level.  The Compensation Committee considers these factors, as well as applicable contractual requirements, the value of long-term equity incentive grants, the compensation expense associated with awards, leverage and stockholder dilution.  Stock option grants prior to the adoption of the Company’s 2010 Equity Incentive Plan typically had a term of ten years, but options granted after the adoption of the 2010 Equity Incentive Plan expire no later than seven years from the date of grant. Stock options and restricted stock awards generally vest and become exercisable over a three-year period, and the vesting of stock options and lapsing of forfeiture restrictions for restricted stock awards typically accelerate upon (i) a termination of employment without cause by the Company or for good reason by the executive officer; or (ii) a change in control of the Company, which may or may not be coupled with a termination of employment by the Company without cause or by the executive officer for good reason, or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the options were granted or the applicable option award agreement. Equity awards may also provide for full or limited acceleration of vesting upon the death or disability of the award recipient.

The Compensation Committee approves all stock options and other equity-based awards, subject to limited delegation to the Non-Executive Stock Option Committee, which consists of the Company’s Chief Executive Officer, for stock option grants to non-executive officers.  Generally, the Compensation Committee approves stock option grants to newly hired employees who are executive officers prior to the date of commencement of employment, with the employment commencement date as the grant date.

Stockholder Approval of Executive Compensation.  At the Company’s 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”), the stockholders voted on an advisory proposal regarding approval of the compensation paid to the Company’s named executive officers.  The Compensation Committee considered that approximately 94% of the shares present at the 2017 Annual Meeting and entitled to vote on the proposal were voted in favor of approval of the proposal.  The Company values stockholders’ opinions and will consider the outcome of the Company’s say-on-pay proposals when making future executive compensation decisions regarding the Company’s named executive officers.  In addition, at the Company’s 2013 Annual Meeting of Stockholders, the stockholders voted on an advisory basis with respect to the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.  Approximately 58% of the votes cast on this proposal were cast for a frequency of every two years.  In light of this vote, the Board determined that it would include a proposal for an advisory say-on-pay proposal every two years. Stockholders are again being asked to vote on an advisory proposal regarding approval of the compensation paid to the Company’s named executive officers and on the frequency of that vote at the Annual Meeting. See Proposals 2 and 3.

 Compensation Consultants.  The Compensation Committee may, from time to time, directly retain the services of independent consultants and other experts to assist the Compensation Committee in connection with executive compensation matters. During 2018, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc., a national executive compensation consulting firm (“Independent Compensation Consultant”), to provide market data and to review and provide recommendations regarding the Company’s executive compensation programs and compensation of the non-management members of the Board and its committees.  The Independent Compensation Consultant performs services solely on behalf of the Compensation Committee and has no relationship with the Company’s management except as it may relate to the Independent Compensation Consultant’s performance of its services for the Compensation Committee.  The Company’s executive officers did not participate in the selection of the Independent Compensation Consultant.  Periodically, the Company’s Chief Executive Officer seeks input from the Independent Compensation Consultant on compensation matters relating to named executive officers other than the Chief Executive Officer in providing information to the Compensation Committee regarding executive compensation matters.  These inquiries relating to named executive officer compensation occur with the advance knowledge of the Compensation Committee chairperson.  The Compensation Committee has concluded that the Independent Compensation Consultant is independent and that no conflict of interest exists that would prevent the Independent Compensation Consultant from independently advising the Compensation Committee.

Option Forfeiture Provisions for Accounting Restatements.  For stock options granted to the named executive officers during and after 2013, the stock option award agreements provide for forfeiture of unexercised options and recovery of gain from exercised options if at any time within 12 months after the named executive officer exercises the options, or if within 12 months of the date of termination of employment with the Company, as applicable, it is determined that the named executive officer engaged in misconduct that resulted in an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws.

2018 Compensation Decisions.  For 2018, the Compensation Committee determined the compensation of the Company’s 2018 named executive officers in accordance with the general compensation philosophy and objectives described above.

Compensation Reviews and Peer Group. In addition to the foregoing general compensation philosophy and objectives, in June 2017, the Compensation Committee consulted with the Independent Compensation Consultant, which conducted an independent review of the Company’s executive compensation program on behalf of the Compensation Committee (“2017 Executive Compensation Review”) to provide a competitive reference on pay levels and performance alignment.  The 2017 Executive Compensation Review used a peer group, proposed by the Independent Compensation Consultant and approved by the Compensation Committee in April 2017, with industry- and size-appropriate companies that were mostly based in high cost of living locations (e.g., Boston, New York, Seattle and northern California) similar to the Company’s location in Orange County, California to reflect local labor market and cost of living. The peer group used for the 2017 Executive Compensation Review (“2017 Peer Group”) consisted of the following 20 U.S. based, publicly traded, application/internet software and services companies with an approximate range of $47 million to $447 million in revenue and market caps below $1.617 billion at the time: Angie’s List, ARI Network Services, Bazaarvoice, Care.com, DHI Group, IPass, Jive Software, Leaf Group (formerly Demand Media), Limelight Networks, LivePerson, Marchex, QuinStreet, Reis, Rocket Fuel, Tech Target, Telenav, Travelzoo, TrueCar, XO Group and Zix.

Market comparisons were provided for the Company’s executive officers covering base salaries; annual incentives (levels and plan design); long-term incentive grant values, awards, types and mix; and total direct compensation. The Compensation Committee reviewed market pay and relative performance data from the 2017 Peer Group. At the time, AutoWeb’s estimated 2017 revenue approximated the peer group median and the Company’s market capitalization value approximated the 25th percentile of the peer group. Further, the Company’s GAAP operating income was above the median and the 75th percentile for the peer group. The Company does not target a particular benchmark level for the pay and performance levels.

The Compensation Committee, in consultation with the Independent Compensation Consultant, considered the equity compensation information contained in the 2017 Executive Compensation Review in connection with the Committee’s decisions regarding stock option awards to the continuing named executive officers during 2018.

2018 Base Annual Salary.  The Compensation Committee established the 2018 base annual salaries of Messrs. Rowe and Hannan in connection with the commencement of their employment with the Company after consideration of the 2017 Executive Compensation Review and consultation with the Independent Compensation Consultant. Based on the foregoing, the Compensation Committee established the base annual salaries for 2018 for Messrs. Rowe and Hannan at $550,000 and $350,000, respectively. The base annual salaries reported in the Summary Compensation Table for Messrs. Rowe and Hannan reflect prorations of their base annual salaries for the time they were employed by the Company during 2018.

In connection with its annual review of executive compensation, and after consideration of the 2017 Executive Compensation Review and consultation with the Independent Compensation Consultant, the Compensation Committee approved an increase of $30,000 in Mr. Fuller’s base annual salary for 2018 from $320,500 to $350,250, with the increase to be effective April 12, 2018. The Compensation Committee also noted that the increase in Mr. Fuller’s compensation and the changes to his severance arrangement discussed below under the section of this Summary Of Named Executive Officer Compensation entitled “Severance and Change in Control Terms,” were in recognition of Mr. Fuller’s continued performance and contributions to the Company and his outstanding work in managing the process and negotiations regarding the hiring of Mr. Rowe, the exit terms, including the terms of a post-termination of employment consulting arrangement with Mr. Coats, the terms of a post-termination consulting arrangement with the Company’s former chief financial officer upon her resignation in April 2018, and the exit of the Company’s former chief operating officer upon his resignation on March 1, 2018.

There were no changes in the base annual salaries for Messrs. Coats or Skocilic for 2018 compared to their 2017 base annual salaries.

2018 Annual Incentive Compensation Plan Awards.  The Compensation Committee set the 2018 target annual incentive compensation award opportunities for Messrs. Rowe and. Fuller under the 2018 Annual Incentive Compensation Plan (“2018 Incentive Plan”) at 100% and 70% of base annual salary, respectively. Mr. Hannan’s target annual incentive award opportunity is 55% of his base annual salary. Mr. Hannan did not participate in the 2018 Incentive Plan given his December 17, 2018 employment commencement date and did not receive any award payout under the 2018 Incentive Plan.

The 2018 Incentive Plan was based primarily on the following two Company-wide performance goals, each weighted 50%:

●
Achievement of the Company’s revenue goal of $124.9 million (“2018 Revenue Goal”) under the Company’s 2018 operating plan approved by the Board; and
●
Achievement of the Company’s Non-GAAP EPS Goal (defined as (i) GAAP net income before amortization of acquired intangibles, non-cash stock-based compensation, severance costs, gain or loss on investment or sale, litigation settlements, goodwill impairment, long-lived assets impairment, and income taxes divided by (ii) weighted average diluted shares outstanding) under the 2018 operating plan approved by the Board (“2018 Non-GAAP EPS Goal”).

Award payout opportunities for each goal were based upon percentage of achievement of the goal compared to the corresponding percentage on a sliding scale that reduced award payout opportunities by approximately 3% for every 1% that achievement fell below goal and increased award payout opportunities approximately 3% for every 1% that achievement exceeded the goal (“2018 Award Opportunity Scale”).  Achievement of a goal below 67% revenue or non-EPS performance would result in no awards for that goal, and performance achievement over 100% on either scale was capped at 120%.  The sum of the weighted percentages derived from the 2018 Award Opportunity Scale for the 2018 Revenue Goal and the 2018 Non-GAAP EPS Goal was applied to each named executive officer’s target annual incentive compensation award opportunity to determine the officer’s 2018 award payout opportunity.  The Compensation Committee selected these two goals and assigned them equal weighting under the 2018 Incentive Plan because the Compensation Committee believed these goals best reflected the criteria for measuring the Company’s overall performance and performance of strategic initiatives for 2018.

Award payouts under the 2018 Incentive Plan to Messrs. Rowe and Fuller were paid in March 2019 and reflected the following factors considered by the Compensation Committee in determining incentive compensation award payouts under the 2018 Incentive Plan:

●
The Company exceeded both the 2018 Revenue Goal and the 2018 Non-GAAP EPS Goal, which combined resulted in an approximately 130.8% combined target award payout under the 2018 Incentive Plan;
●
The Company had undergone significant change during a challenging 2018, with the Company’s senior executive management largely replaced, the implementation of new strategic initiatives to stabilize the Company’s performance and move toward returning the Company to growth and profitability, and the stabilization of the Company performance in the second half of the year; and
●
Notwithstanding the level of performance of the 2018 Revenue Goal and the 2018 Non-GAAP EPS Goal, resulting in meeting short-term performance goals, the Company’s financial performance for the full year 2018 still reflected overall decreases in revenues and Non-GAAP EPS compared to 2017, and as such, the payouts under the 2018 Incentive Plan were viewed as an investment in the Company’s employees and part of a multi-year turnaround effort.

Based on its evaluation of the foregoing items, the Committee used its discretion to reduce the base incentive compensation awards from a formulaic payout of 130.8% down to an 80% base award payout in recognition of the fact that exceeding 2018 goals that were lower than 2017 performance was still a below-target performance outcome. As a result, the Compensation Committee approved a reduced base award payout of 80% of targeted award payouts under the 2018 Incentive Plan, which resulted in base award payouts under the 2018 Incentive Plan to Messrs. Rowe and Fuller of $318,247 and $191,353, respectively. The base award payout to Mr. Rowe reflected a proration of his award for the time he was employed by the Company during 2018. In addition, in recognition of their significant individual contributions and efforts during 2018, the Compensation Committee approved supplemental incentive compensation award payouts to Messrs. Rowe and Fuller of $79,562 and $47,838, respectively, resulting in total award payouts under the 2018 Incentive Plan to Messrs. Rowe and Fuller of $397,808 and $239,191, respectively.

In accordance with severance provisions of Mr. Coats’ employment agreement, Mr. Coats received an award payout of $122,959 at the 80% award payout level approved by the Compensation Committee for payouts under the 2018 Incentive Plan. The award payout to Mr. Coats reflected a proration of his award for the time he was employed by the Company during 2018. Mr. Skocilic was not entitled to receive any award payout under the 2018 Incentive Plan under his severance benefits agreement and did not receive any such payout.

2018 Long-Term, Equity-Based Incentive Awards.  On April 12, 2018, stock options were granted to Messrs. Fuller and Skocilic in connection with the Company’s annual equity awards to employees. Options were used because they require the Company’s share price to increase after grant in order to provide value to the executive, consistent with the transformation effort. The Company views options as inherently performance-based and aligned with creating value for shareholders. After considering the Company’s then-chief executive officer’s recommendation for grants to named executive officers other than himself, and after consultation with the Independent Compensation Consultant and consideration of the 2017 Executive Compensation Review, the Compensation Committee approved the grants of 125,000 and 83,000 stock options, respectively, to Messrs. Fuller and Skocilic, at an exercise price of $3.26 per share. The exercise price for these stock option grants was the closing price for the Common Stock on The Nasdaq Capital Market as of the grant date. These stock option grants vest one-third on the first anniversary following the grant date, with the remaining two-thirds vesting ratably over 24 months thereafter and expire seven years from the date of grant. The vesting of stock options will accelerate upon the occurrence of certain events as provided in the applicable plan pursuant to which the stock options were granted or the applicable stock option award agreement, including (i) upon termination of the named executive officer’s employment with the Company without cause or by the named executive officer for good reason; and (ii) upon a change in control of AutoWeb if such change in control is coupled with a termination of the named executive officer’s employment without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options.

After consultation with the Independent Compensation Consultant and consideration of the 2017 Executive Compensation Review, as an inducement to enter into employment with the Company, the Compensation Committee recommended to the Company’s Board, and the Board approved, a grant of stock options to Mr. Rowe to purchase 1,000,000 shares of Common Stock (“Rowe Inducement Options”), which vest monthly in 36 monthly installments on the first day of each calendar month following the April 12, 2018 grant date. This new hire award was to attract Mr. Rowe’s employment and to provide a stake in the Company’s success if he is able to transform the Company. It is larger than is expected to be granted annually. Options were used because they require the Company’s share price to increase after grant in order to provide value to the executive, consistent with the transformation that Mr. Rowe is expected lead. The Company views options as inherently performance-based and aligned with creating value for shareholders. The Rowe Inducement Options have an exercise price of $3.26 per share and a term of seven years from the grant date. Upon a change in control of the Company or in the event of a termination of Mr. Rowe’s employment by the Company without cause or by Mr. Rowe with good reason, all Rowe Inducement Options that are unvested will vest. In the event of a termination of Mr. Rowe’s employment with the Company by reason of Mr. Rowe’s death or disability, the lesser of: (i) 1/3rd of the total number of Rowe Inducement Options; and (ii) the total number of unvested Rowe Inducement Options will vest upon the date of termination.

After consultation with the Independent Compensation Consultant and consideration of the 2017 Executive Compensation Review, as an inducement to enter into employment with the Company, the Compensation Committee approved a grant of stock options to Mr. Hannan on December 17, 2018, to purchase 120,000 shares of Common Stock (“Hannan Inducement Options”), at an exercise price of $2.30 per share. The exercise price for these stock option grants was the closing price for the Common Stock on The Nasdaq Capital Market as of the grant date. These stock option grants vest one-third on the first anniversary following the grant date, with the remaining two-thirds vesting ratably over 24 months thereafter and expire seven years from the date of grant. The vesting of stock options will accelerate upon the occurrence of certain events as provided in the applicable plan pursuant to which the stock options were granted or the applicable stock option award agreement, including (i) upon termination of the named executive officer’s employment with the Company without cause or by the named executive officer for good reason; and (ii) upon a change in control of AutoWeb if such change in control is coupled with a termination of the named executive officer’s employment without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options.

Mr. Coats did not receive any grants of equity-based compensation in 2018.

For additional information concerning the change in control provisions of the above options awards, see the section of this Proxy Statement below entitled “EXECUTIVE COMPENSATION–Potential Payments Upon Termination or Change in Control.”

All of the foregoing 2018 equity grants reflected the Compensation Committee’s belief that equity-based compensation in the form of stock options link the interests of named executive officers with the long-term interests of the Company’s stockholders, supports a pay-for-performance culture, fosters stock ownership by named executive officers, focuses the management team on increasing value for the stockholders, and encourages named executive officers to remain in the Company’s employ.

Employment Sign-on Bonuses. In connection with Messrs. Rowe’s and Hannan’s commencement of employment with the Company, the Compensation Committee, after consideration of the 2017 Executive Compensation Review and consultation with the Independent Compensation Consultant, elected to pay employment sign-on bonuses of $250,000 and $100,000 to Messrs. Rowe and Hannan, respectively, to provide additional inducement to Messrs. Rowe and Hannan to join the Company.

Coats Consulting Agreement. In connection with the termination of Mr. Coats’ employment with the Company, Mr. Coats and the Company entered into a consulting services agreement (“Consulting Services Agreement”) pursuant to which Mr. Coats would provide transition services to the Company on a consulting basis for a period of 13 months commencing April 13, 2018 (“Consulting Services Commencement Date”). Mr. Coats was paid a monthly fee of $22,916 for his consulting services, resulting in total payment to Mr. Coats of approximately $206,000 for consulting services during 2018. As additional consulting consideration, any post-termination of employment exercise periods for the stock options awarded to Mr. Coats that did not already extend until the second anniversary of the Consulting Services Commencement Date in accordance with the terms of the stock option award agreements for such stock options were extended until April 13, 2020; provided, however, that notwithstanding the foregoing, in no event will the post-termination exercise periods for any stock options extend beyond the original option expiration dates of the stock options.

Severance and Change in Control Terms.  The Company has entered into agreements with the named executive officers that provide for severance benefits, including continuation of monthly salary or lump sum cash payments and continuation of health and welfare benefits for specified periods of time, upon termination of the named executive officer’s employment with the Company without cause or by the named executive officer for good reason.  In addition, the vesting of stock options and restricted stock awarded to the named executive officers may accelerate upon the occurrence of various events, including (i) termination of the named executive officer’s employment without cause or by the named executive officer with good reason; and (ii) upon a change in control of AutoWeb if such change in control is coupled with a termination of the named executive officer’s employment without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options; provided, however, that in the case of the Rowe Inducement Options, a termination of employment in connection with a change in control is not required for the acceleration of the vesting of any unvested Rowe Inducement Options. The arrangements are designed as a recruiting and retention mechanism to assist the Company in providing adequate employment security to compete for highly qualified executive officers and induce them to invest themselves in a career with the Company, to assist in retention of the Company’s executive officers during the uncertainty that might accompany any possible change in control, and to offset any motivation executive officers might otherwise have to resist a change in control that could result in loss of their employment.  Information regarding applicable terms of the foregoing severance arrangement for the Company’s named executive officers is provided below under the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Potential Payments Upon Termination or Change in Control.”

After consideration of the 2017 Executive Compensation Review and consultation with the Independent Compensation Consultant, effective April 15, 2018, the Compensation Committee approved amendments to Mr. Fuller’s Amended and Restated Severance Agreement dated as of September 9, 2008, as amended (“Fuller Severance Benefits Agreement”). The amendments to the Fuller Severance Benefits Agreement provide that if Mr. Fuller is terminated by the Company without cause or by Mr. Fuller with good reason, Mr. Fuller’s severance benefits period is increased from 12 months to 18 months, which would entitle Mr. Fuller to: (i) a lump sum payment equal to 18 months of his base annual salary; and (ii) continuation of this health and welfare insurance benefits for 18 months. In addition, Mr. Fuller will be entitled to receive his annual incentive compensation payout based on actual performance for the entire performance period, prorated for the amount of time Mr. Fuller was employed by the Company prior to the date of termination during such performance period. In connection with the foregoing amendments to the Fuller Severance Benefits Agreement, the Company will no longer be obligated to make additional payments to Mr. Fuller to compensate for his additional tax obligations if Mr. Fuller’s compensation is deemed to be excess parachute payments under the Internal Revenue Code.

By reason of the termination of Mr. Coats’ employment by the Company without cause effective as of April 12, 2018, and the termination of Mr. Skocilic’s employment by the Company without cause effective as of September 27, 2018, Messrs. Coats and Skocilic became entitled to receive the severance benefits and acceleration of the vesting of their stock options and lapsing of the forfeiture restrictions on their restricted stock awards set forth in their respective severance benefits arrangements and the applicable award agreements for their stock options and restricted stock awards.

Benefits and Perquisites.  Except as discussed below, executive officers typically participate in employee benefit plans that are generally available to all employees on the same terms.

All employees have company-provided life insurance with a death benefit of one times the employee’s annual salary, capped at $300,000.

All employees above the senior manager level are provided with enhanced supplemental short and long-term disability insurance by the Company in addition to the Company’s standard short- and long-term disability insurance in order to attract and retain these employees. For these executive officers who qualify for the coverage, the Company also provides an additional supplemental long-term disability plan that offers a benefit of up to 75% of the executive’s base annual salary, up to a maximum benefit of $5,000 per month. The benefit begins 90 calendar days after the onset of the disability and may continue up to age 65.

During the term of Mr. Rowe’s employment agreement, Mr. Rowe receives a monthly travel and housing accommodation in the amount of $15,000. In the event Mr. Rowe elects to relocate to the Irvine, California area, this monthly travel and housing accommodation will cease and the Company will pay actual moving costs and actual sales brokerage fees incurred for the sale of his personal residence. This moving and relocation assistance is not to exceed $200,000 in the aggregate. Additionally, the Company reimbursed Mr. Rowe’s approximately $19,200 for legal fees he incurred in connection with the negotiation and review of Mr. Rowe’s employment agreement.

Tax Implications

IRC Section 162(m).  In general, Section 162(m) disallows a tax deduction for the compensation paid in any tax year in excess of $1.0 million to certain executives of publicly-held companies.  The $1.0 million limitation applies per executive per year and only to the compensation paid to the chief executive officer and to each of the next three most highly compensated officers other than the chief financial officer (for years commencing before 2018). In December 2017, Congress enacted Public Law No. 115-97, commonly referred to as the “Tax Cuts and Jobs Act” (“TCJA”), which, among other things, eliminated the “performance-based compensation” exemption from Section 162(m) of the Internal Revenue Code (“IRC”), effective for tax years beginning after December 31, 2017, such that compensation paid to the Company’s executives subject to Section 162(m) in excess of $1.0 million will not be deductible unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In addition, the TCJA now includes the chief financial officer in the group of officers subject to the limitation. The Company cannot give any assurance that any incentive awards outstanding after December 31, 2017, that the Compensation Committee intended to satisfy the Section 162(m) “performance-based compensation” exemption requirements will in fact do so because of uncertainties regarding the application and interpretation of Section 162(m) of the IRC, including the uncertain scope of the abovementioned transition relief.

The Compensation Committee believes that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs even when those programs could result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain covered officers that may not be fully deductible.  In addition, although some amounts recorded as compensation by the Company to certain of the Company’s executive officers may be limited by Section 162(m), that limitation currently is not expected to result in the current payment of increased federal income taxes by the Company due to the Company’s significant net operating loss carry forwards.

IRC Sections 280G and 4999.  The Compensation Committee has considered the potential impact of Sections 280G and 4999 of the IRC in structuring the compensation and severance packages for the Company’s executives.  Section 280G disallows a tax deduction by the payor for “excess parachute payments” made to executives, and Section 4999 imposes a 20% non-deductible excise tax on the executive receiving an excess parachute payment.  In general, a parachute payment to an executive is a payment to the executive in the nature of compensation that is contingent on a change in control of the Company and that exceeds three times the executive’s “base amount.”  An executive’s base amount is generally the average compensation received by the executive from the Company during the five-year period preceding the change in control of the Company.  An excess parachute payment is any amount over the portion of the base amount allocated to that parachute payment.

In general, it is the Compensation Committee’s policy to qualify its executives’ compensation for deductibility under applicable tax laws.  The Compensation Committee believes, however, that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs even though those programs may result in certain non-deductible compensation expenses.  Therefore, the Compensation Committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and that provide for the Company to “gross up” the payment made to the executive to compensate the executive for the 20% excise tax, and the Compensation Committee reserves the right to do so in the future in appropriate circumstances. Currently, none of the Company’s executives have tax “gross up” provisions.

Summary Compensation

The table below and the accompanying footnotes summarize the compensation attributed for fiscal years 2018, 2017, and 2016, as applicable, to the Company’s executive officers who constitute named executive officers for the fiscal year ended December 31, 2018.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Jared R. Rowe	2018	$394,167	$250,000(4)	$—	$1,815,720	$397,808	$154,456(5)	$3,012,151
President and Chief Executive Officer (3)

Jeffrey H. Coats	2018	158,125	—	—	65,237	122,959	680,258(6)	1,026,579
Former President and	2017	550,000	—	606,900	—	157,300	11,814(7)	1,326,014
Chief Executive Officer (8)	2016	550,000	50,000(9)	—	1,362,276	479,600	14,358(10)	2,456,234

Glenn E. Fuller	2018	341,500	—	—	226,965	239,191	6,383(11)	814,039
Executive Vice President,	2017	320,250	—	285,600	172,845	85,114	8,758(12)	872,567
Chief Legal Officer and Secretary	2016	305,000	25,000(9)	—	384,084	211,172	8,758(13)	934,014

Joseph P. Hannan	2018	14,584	100,000(4)	—	148,055	—	—	262,639
Executive Vice President, Chief Financial Officer (14)

John J. Skocilic	2018	203,700	—	—	150,705	—	321,145(15)	675,550
Former Executive Vice President,	2017	291,000	—	214,200	241,983	64,936	7,739(16)	819,858
Chief Information Officer (17)

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The dollar amount reported for stock awards and option awards is the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718. See Note 10 of the “Notes to Consolidated Financial Statements” in Part IV, Item 15-Exhibits and Financial Statement Schedules of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which accompanies this Proxy Statement, for assumptions made in these valuations.

(2)
Represents amounts awarded under the Company’s Annual Non-Equity Incentive Compensation Plan. For information on the amounts earned in 2018, see the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION–Named Executive Officers Compensation Narrative–2018 Compensation Decisions–2018 Annual Incentive Compensation Plan Awards.”

(3)	Mr. Rowe’s employment with the Company commenced on April 12, 2018.
(4)	Represents signing bonus paid upon commencement of employment with the Company.
(5)	Represents $129,500 for travel and housing accommodations, $19,293 for legal expenses, $3,000 for 401(k) plan match, and $2,663 for supplemental insurance premiums.
(6)
Represents $453,045 in severance payments (including $63,461 in accrued vacation), $7,081 for health insurance premiums for dependent, $12,900 in healthcare extension premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and $1,716 for supplemental insurance premiums. Also, represents $205,516 paid in connection with Mr. Coats’ consulting arrangement. See “EXECUTIVE COMPENSATION–Named Executive Officers Compensation Narrative–2018 Compensation Decisions–Coats Consulting Agreement.”

(7)	Represents $6,665 for health insurance premiums for dependent and $5,149 for supplemental insurance premiums.
(8)	Mr. Coats’ employment with the Company was terminated, without cause, on April 12, 2018.
(9)
The column entries for the year 2016 represent amounts related to discretionary bonuses awarded in recognition of the applicable named executive officers’ significant efforts in connection with the acquisitions of Dealix/Autotegrity and Autobytel, Inc. (formerly AutoWeb, Inc.) in 2015 and completion of the integrations of these businesses in 2016.

(10)	Represents $6,209 for health insurance premiums for dependent, $3,000 for 401(k) plan match, and $5,149 for supplemental insurance premiums.
(11)	Represents $3,000 for 401(k) plan match and $3,383 for supplemental insurance premiums.
(12)	Represents $3,000 for 401(k) plan match and $5,758 for supplemental insurance premiums.
(13)	Represents $3,000 for 401(k) plan match and $5,758 for supplemental insurance premiums.
(14)	Mr. Hannan commenced employment with the Company on December 17, 2018.
(15)
Represents $309,048 in severance payments (including $18,048 in accrued vacation), $3,000 for 401(k) plan match, $5,543 in COBRA healthcare extension premiums, and $3,554 for supplemental insurance premiums.

(16)	Represents $3,000 for 401(k) plan match and $4,739 for supplemental insurance premiums.
(17)	Mr. Skocilic’s employment with the Company was terminated, without cause, on September 12, 2018.

Outstanding Equity Awards at 2018 Year-End

The following table sets forth, for each of the named executive officers, information concerning outstanding stock option awards as of December 31, 2018.

2018 Outstanding Equity Awards at Fiscal Year-End Table

Name	Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#) (1)	Equity Incentive Plan Awards:Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards:Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jared R. Rowe (2)	04/12/18	222,222	777,778	—	3.26	04/12/25	—	—	—	—

Jeffrey H. Coats (3)	01/21/16	250,000	—	—	17.09	01/21/23	—	—	—	—
	01/23/15	30,000	—	—	10.20	01/23/22	—	—	—	—
	03/17/14	37,000	—	—	14.32	03/17/21	—	—	—	—
	01/21/14	50,000	—	—	17.64	01/21/21	—	—	—	—
	01/24/13	22,500	—	—	4.00	01/24/20	—	—	—	—
	01/10/12	37,692	—	—	3.90	01/10/19	—		—	—
	04/03/09	167,511	—	—	1.75	04/03/19	—	—	—	—

Glenn E. Fuller	04/12/18(4)	—	125,000	—	3.26	04/12/25	—	—	—	—
	09/12/17	—	—	—	—	—	26,667 (5)	$81,334	—	—
	01/26/17(4)	15,978	9,022	—	13.81	01/26/24	—	—	—	—
	07/15/16(4)	24,169	5,831	—	14.41	07/15/23	—	—	—	—
	01/21/16(4)	21,389	611	—	17.09	01/21/23	—	—	—	—
	05/18/15	8,000	—	—	13.22	05/18/22	—	—	—	—
	01/23/15	20,000	—	—	10.20	01/23/22	—	—	—	—
	03/17/14	8,000	—	—	14.32	03/17/21	—	—	—	—
	01/21/14	12,000	—	—	17.64	01/21/21	—	—	—	—
	01/24/13	12,250	—	—	4.00	01/24/20	—	—	—	—
	01/10/12	20,024	—	—	3.90	01/10/19	—	—	—	—
	09/22/09	9,971	—	—	3.10	09/22/19	—	—	—	—
	03/03/09	17,500	—	—	1.75	03/03/19	—	—	—	—

Joseph P. Hannan	12/17/18(4)	—	120,000	—	2.30	12/17/25	—	—	—	—

John J. Skocilic (6)	N/A	—	—	—	—	—	—	—	—	—

(1)	The dollar amounts in this column are calculated using the closing price of the Company’s common stock on December 31, 2018.
(2)
Mr. Rowe was granted stock options to purchase 1,000,000 shares of Common Stock upon the commencement of his employment with the Company, which vest monthly in 36 monthly installments on the first day of each calendar month beginning on May 1, 2018.

(3)
The vesting of all of Mr. Coats’ unvested restricted stock and option awards was accelerated upon Mr. Coats’ termination without cause by the Company effective April 12, 2018. Additionally, pursuant to the Consulting Services Agreement, any post-termination of employment exercise periods for the stock options awarded to Mr. Coats during his employment by the Company that would not already extend until the second anniversary of the Consulting Services Commencement Date  in accordance with the terms of the stock option award agreements for such stock options were extended until the second anniversary of the Consulting Services Commencement Date; provided, however, that notwithstanding the foregoing, in no event will the post-termination exercise periods for any stock options extend beyond the original option expiration dates of the stock options.

(4)
One-third of the stock options granted vest on the first anniversary following the grant date, and the remaining two-thirds vesting ratably over 24 months thereafter. The vesting of these stock options will accelerate upon (i) a termination of employment without cause by the Company or for good reason by the named executive officer; or (ii) a change in control of the Company if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the options were granted or the applicable option award agreement.

(5) (6)
One-third of the stock awards vest on each anniversary following the date of grant.
The vesting of all of Mr. Skocilic’s unvested restricted stock and option awards was accelerated upon Mr. Skocilic’s termination without cause by the Company effective September 12, 2018.

Employment Agreements

The Company has entered into written employment agreements with the named executive officers.  The employment of these executive officers is “at will” and not for a specified term.  Under the terms of their respective agreements, each executive is entitled to all customary benefits afforded generally to executive officers of the Company, including any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved in writing by the Board.  The Company will pay or reimburse each of these executives for all reasonable business expenses incurred while employed by the Company.  The employment agreements with these executive officers also provide for specified payments and continuation of benefits in the event of a termination of the executive officer’s employment with the Company by the Company without cause or by the executive officer for good reason, including any such termination in connection with a change in control of the Company.  For a description of these termination and change in control provisions see the section of this Proxy Statement below entitled “Potential Payments Upon Termination or Change in Control.”  Each of these employment agreements contains confidentiality and non-solicitation provisions that extend beyond termination of employment.

Jared R. Rowe. In April 2018, the Company entered into an employment agreement with Mr. Rowe, its President and Chief Executive Officer (“Rowe Employment Agreement”) pursuant to which the Company agreed to pay Mr. Rowe a one-time signing bonus in the amount of $250,000 and a base annual salary of $550,000, which may be increased in the discretion of the Board or the Compensation Committee. Mr. Rowe is also eligible to receive an annual incentive compensation opportunity targeted at 100% of his base annual salary based upon annual performance goals and achievement of those goals, as established and determined by the Board or the Compensation Committee. Mr. Rowe’s incentive compensation payout for calendar year 2018 will equal his actual payout under the Company’s 2018 incentive compensation plan based on actual performance for the entire year (but not less than 75% of his target incentive compensation opportunity), prorated for the amount of time Mr. Rowe was employed by the Company in 2018.

Mr. Rowe also receives a monthly travel and housing accommodation in the amount of $15,000. In the event that Mr. Rowe elects to relocate to the Irvine, California area, this monthly travel and housing accommodation will cease, and the Company will pay actual moving costs and actual sales brokerage fees incurred for the sale of his personal residence. This moving and relocation assistance is not to exceed $200,000 in the aggregate. Additionally, the Company reimbursed Mr. Rowe for $19,293 in legal fees incurred in connection with the negotiation and review of the Rowe Employment Agreement. Mr. Rowe is entitled to all customary benefits afforded generally to executive employees of the Company.

As an inducement to enter into employment with the Company, the Company and Mr. Rowe entered into an Inducement Stock Option Award Agreement (“Rowe Option Award Agreement”) on April 12, 2018 (“Rowe Options Grant Date”). Pursuant to the Rowe Option Award Agreement, Mr. Rowe was granted stock options to purchase 1,000,000 shares of Common Stock (“Rowe Employment Options”), which vest monthly in 36 monthly installments on the first day of each calendar month following the Rowe Options Grant Date. The Rowe Employment Options have an exercise price of $3.26 per share and a term of seven years from the Rowe Options Grant Date. Upon a change in control of the Company or in the event of a termination of Mr. Rowe’s employment by the Company without cause or by Mr. Rowe with good reason, all Rowe Employment Options that are unvested will vest. In the event of a termination of Mr. Rowe’s employment with the Company by reason of Mr. Rowe’s death or disability, the lesser of: (i) one-third of the total number of Rowe Employment Options and (ii) the total number of unvested Rowe Employment Options will vest upon the date of termination.

Joseph P. Hannan. The Company and Mr. Hannan entered into an employment agreement dated as of December 17, 2018, in connection with his joining the Company as the Company’s Executive Vice President, Chief Financial Officer. In addition, the Company and Mr. Hannan have entered into a Severance Benefits Agreement dated as of December 17, 2018. Mr. Hannan’s current base annual salary is $350,000. Mr. Hannan is also eligible to receive an annual incentive compensation opportunity targeted at 55% of his base annual salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

Glenn E. Fuller. The Company and Mr. Fuller entered into an employment agreement dated as of October 10, 2006, in connection with his joining the Company as the Company’s Vice President, Legal Affairs, which agreement has been amended at various dates in connection with Mr. Fuller’s various promotions within the Company and compensation adjustments. In addition, the Company and Mr. Fuller have entered into an Amended and Restated Severance Agreement dated as of September 29, 2008, as amended. Mr. Fuller’s current base annual salary is $350,250. Mr. Fuller is also eligible to receive an annual incentive compensation opportunity targeted at 70% of his base annual salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee.

Jeffrey H. Coats.  Mr. Coats’ employment with the Company was governed by the terms of an employment agreement. Mr. Coats’ most recent base annual salary was $550,000. Mr. Coats was also eligible to receive an annual incentive compensation opportunity targeted at 100% of his base annual salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee. Mr. Coats’ employment with the Company was terminated by the Company without cause effective April 12, 2018, at which time Mr. Coats’ became entitled to receive the severance payments and benefits to which he was entitled under his employment agreement with the Company.

John J. Skocilic, Jr. The Company and Mr. Skocilic entered into an amended and restated employment agreement dated as of April 24, 2013, which agreement had been amended at various dates in connection with Mr. Skocilic’s various promotions within the Company and compensation adjustments. In addition, the Company and Mr. Skocilic have entered into an Amended and Restated Severance Benefits Agreement dated as of May 1, 2013, as amended. Mr. Skocilic’s base annual salary was $291,000. Mr. Skocilic was eligible to receive an annual incentive compensation opportunity targeted at 60% of his base annual salary based upon annual performance goals and the achievement of those goals, as established and determined by the Compensation Committee. Mr. Skocilic’s employment with the Company was terminated without cause effective September 12, 2018, at which time Mr. Skocilic became entitled to receive the severance payments and benefits to which he was entitled under his Amended and Restated Severance Benefits Agreement.

Potential Payments Upon Termination or Change in Control

Payments and other benefits payable upon various termination and change in control situations are set out as if the conditions for payments had occurred and the terminations or change in control took place on December 31, 2018.  The amounts set forth in the table below are estimates of the amounts which would have been paid out to each named executive officer listed in the table upon termination of employment or change in control of the Company based on compensation and agreements in effect for the year ended December 31, 2018.  The actual amounts to be paid out can be determined only at the time of such named executive officer’s separation from the Company or change in control event. In addition, it is possible that the Company and the executive may hereafter agree to payments and other benefits that differ materially from those described below.  The table below reflects the amount of compensation to each of the named executive officers, other than Messrs. Coats and Skocilic (i) in the event of termination of such executive’s employment by the Company without cause or by the named executive officer for good reason (in connection with and not in connection with a change in control of the Company); and (ii) upon a change in control of the Company not in connection with a termination of such executive’s employment by the Company without cause or by the named executive officer for good reason.  The disclosures below do not take into consideration any requirements under IRC Section 409A, which could affect, among other things, the timing of payments and distributions. Messrs. Coats and Skocilic are not included in the table because they were not employed as of December 31, 2018, and their actual severance and other payments to which they were entitled under their severance benefits arrangements were determined as of the dates that their employment with the Company ceased by reason of their termination by the Company without cause and not in connection with a change in control.

Termination and Change in Control Estimated Payments Table

Name	Benefit Description	Termination without cause by Company or for good reason by executive NOT in connection with a Change in Control($) (1)	Termination without cause by Company or for good reason by executive in connection with a Change in Control($) (1)	Change in Control NOT in connection with Termination without cause by Company or for good reason by executive ($) (1)
Jared R. Rowe (2)	24-month base monthly salary continuation	1,100,000		—
	Lump sum severance payment	—	2,200,000	—
	Pro-Rata non-equity incentive- based compensation	318,247	397,808	—
	Stock-based awards	—	—
	Continuation of health benefits	41,940	41,940	—

Glenn E. Fuller (3)	Lump sum severance payment	525,375	525,375	—
	Pro-Rata non-equity incentive- based compensation	191,353	191,353	—
	Stock-based awards	81,334	81,334	81,334
	Continuation of health benefits	58,608	58,608	—
	Outplacement services	8,500	8,500	—

Joseph P. Hannan (4)	Lump sum severance payment	175,000	175,000	—
	Stock-based awards	90,000	90,000	90,000(5)
	Continuation of health benefits	13,674	13,674	—
	Outplacement services	2,833	2,833	—

(1)	For stock options the amount represents the positive difference between the closing price of the Company’s stock on December 31, 2018 and the exercise price of the stock option.
(2)
If Mr. Rowe’s employment is terminated by the Company without cause or by Mr. Rowe with good reason, Mr. Rowe is entitled to: (i) continued monthly payments of his base annual salary for 24 months after the employment termination date; (ii) reimbursement or payment of the premiums for continuation of the medical, dental, and visions benefits under COBRA for a period of 18 months after the employment termination date; and (iii) his annual incentive compensation payout based on actual performance for the entire performance period, prorated for the amount of time Mr. Rowe was employed by the Company prior to the date of termination during such performance period. If Mr. Rowe’s employment is terminated by the Company without cause or by Mr. Rowe for good reason upon, or within 18 months following, a change in control of the Company, Mr. Rowe is entitled to: (i) a lump sum payment equal to two (2) times the sum of his base annual salary plus his annual incentive compensation opportunity target; (ii) reimbursement or payment of the premiums for continuation of his medical, dental, and visions insurance benefits under COBRA for a period of 18 months after employment termination; and (iii) his annual incentive compensation payout based on his target annual incentive compensation, prorated for the amount of time Mr. Rowe was employed by the Company prior to the date of termination during such performance period. The Company is not obligated to make additional payments to Mr. Rowe to compensate for his additional tax obligations if Mr. Rowe’s compensation is deemed to be excess parachute payments under the Internal Revenue Code. Payment of the severance benefits under the Rowe Employment Agreement is conditioned on Mr. Rowe’s execution of a general release in favor of AutoWeb.

(3)
In accordance with his severance benefits agreement, if Mr. Fuller is terminated by the Company without cause or if he terminates his employment with good reason, Mr. Fuller is entitled to (i) a lump sum payment equal to 1.5 times Mr. Fuller’s annual base salary (determined as the highest annual base salary paid to Mr. Fuller while employed by the Company); (ii) continuation of AutoWeb medical, dental, vision, life and disability insurance benefits for Mr. Fuller and Mr. Fuller’s eligible dependents (at the time of termination) for eighteen months; (iii) Mr. Fuller’s annual incentive compensation plan payout for the annual incentive compensation plan year in which date of termination occurred, based on actual performance for the entire performance period and prorated for the amount of time Mr. Fuller was employed by the Company prior to the date of termination during such plan year; and (iv) outplacement services for eighteen months.

(4)
If Mr. Hannan’s employment is terminated by the Company without cause or if he terminates his employment with good reason, Mr. Hannan is entitled to (i) a lump sum payment equal to 50% Mr. Hannan’s annual base salary (determined as the highest annual base salary paid to Mr. Hannan while employed by the Company); (ii) continuation of AutoWeb medical, dental, vision, life and disability insurance benefits for Mr. Hannan and Mr. Hannan’s eligible dependents (at the time of termination) for six months; (iii) Mr. Hannan’s annual incentive compensation plan payout for the annual incentive compensation plan year in which date of termination occurred, based on actual performance for the entire performance period and prorated for the amount of time Mr. Hannan was employed by the Company prior to the date of termination during such plan year; and (iv) outplacement services for six months.

(5)	Assumes that unvested options are not assumed by acquiring entity and accelerate immediately prior to a change in control.

Under the employment or severance benefits agreements with each of the named executive officers, “cause” will generally be deemed to exist when the individual has been convicted of, or pled nolo contendere to, a felony, has engaged in willful misconduct or gross dishonesty that has a materially injurious effect on the Company’s business or reputation, or has materially failed to consistently discharge the officer’s duties for thirty days after notice, subject to a cure period in some events; “termination without cause” will generally be deemed to occur if AutoWeb terminates the named executive officer’s employment for any reason other than cause or no reason at all, or the termination by the executive officer for good reason.  “Good reason” will generally exist when the named executive officer’s duties and responsibilities, compensation or benefits have been materially decreased when the named executive officer has been required to relocate; when the Company has breached the Company’s agreement with the named executive officer; or a successor company fails to assume the officer’s agreement following a change in control.  In general, a “change in control” of the Company is deemed to occur if: (i) the Company sells all or substantially all of the Company’s assets; (ii) as a result of transactions a person or group becomes the beneficial owner of more than 50% of the Common Stock; or (iii) a majority of the Company’s directors in office are not nominated for election or elected to the Board with the approval of two-thirds of the directors who are in office just prior to the time of such nomination or election.

Unvested stock options may vest and the forfeiture restrictions on restricted stock awards still subject to restrictions shall lapse upon: (i) a termination of employment without cause by the Company or for good reason by the named executive officer; or (ii) a change in control if coupled with a termination of employment by the Company without cause or by the named executive officer for good reason or if the acquirer does not assume, retain or exchange the options as provided in the applicable plan pursuant to which the stock options were granted or the applicable stock option award agreement.  In the event of a change in control of the Company prior to the determination of awards under the Company’s then-current annual incentive compensation plan, the Compensation Committee will determine the level of achievement of the applicable plan for purposes of such officer’s awards and the applicable award payouts, if any, as of the change in control event.

Director Compensation

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors who served during the year ended December 31, 2018. Mr. Chan W. Galbato was appointed to the Board on January 11, 2019.

2018 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
Michael J. Fuchs	$109,000	$24,006	(2)	$133,006
Michael A. Carpenter	53,000	24,006	(2)	77,006
Mark N. Kaplan	95,000	24,006	(2)	119,006
Jeffrey M. Stibel (3)	56,000	24,006	(2)	80,006
Janet M. Thompson	80,000	24,006	(2)	104,006

(1)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by the Company’s directors. The option award amounts represent the aggregate grant date fair value of the option awards, as estimated for financial statement purposes in accordance with FASB ASC Topic 718.  For additional information regarding assumptions made in these valuations, refer to Note 9 of the “Notes to Consolidated Financial Statements” in Part IV, Item 15–Exhibits and Financial Statement Schedules of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, accompanying this Proxy Statement.

(2)	10,000 option awards granted on June 21, 2018, at an exercise price of $4.34 per share.
(3)	Mr. Stibel resigned from the Board effective January 11, 2019.

The Company’s outside directors currently receive cash compensation for service on the Board or any committee or subcommittee thereof.  These directors currently receive the following fees: (i) annual fee of $35,000 payable quarterly and (ii) $1,000 for each Board or committee meeting attended, whether by phone or in person, with the Chairman of the Board or committee, as applicable, receiving $2,000 for each such meeting rather than $1,000.  The Company also reimburses directors for expenses incurred in connection with attendance at Board and committee or subcommittee meetings.  In addition to the foregoing annual and meeting fees, each of the Chairman of the Board and the Chairman of the Audit Committee is currently entitled to a $25,000 annual retainer payable quarterly; the Chairman of the Compensation Committee is entitled to a $10,000 annual retainer payable quarterly; and the Chairman of the Corporate Governance and Nominations Committee is entitled to a $5,000 annual retainer payable quarterly.  The retainers were established based on market data provided by the Compensation Committee’s Independent Compensation Consultant and an internal assessment of the amount of time required to be devoted to Company matters.

Annual grants of 10,000 stock options were made to each non-employee director.  To receive these option grants, a director must be a non-employee director at the time of grant. The option grant dates were determined by the Board, but the Board generally has granted options in conjunction with the Company’s annual meeting of stockholders.  Options awarded in 2018 have a term of seven years and vest in equal monthly installments over a twelve-month period commencing with the date of grant. The exercise price of these options was no less than 100% of the fair market value per share of Common Stock on the date of the grant of the option.  The annual grant of options to new non-employee directors generally have been made upon joining the Board, with the number of stock options granted being pro-rated for the year in which the new director joins the Board based on the period of service from the grant date to the date of the next annual meeting.

Directors who are also full-time employees or who are not otherwise deemed to be independent outside directors do not receive stock options or other compensation for their service as directors. Neither Mr. de Tezanos nor Mr. Vargas, who no longer serve as officers of the Company, received any stock options or other compensation for their service as directors.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2018, relating to the Company’s equity compensation plans pursuant to which the Common Stock may be issued (or that have options outstanding under expired or terminated plans).

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	1,903,566	$10.07	2,666,500
Equity compensation plans not approved by stockholders (2)	1,442,500	$3.36	—
Total	3,346,066	$7.18	2,666,500

(1)
Includes the Company’s 2000 Stock Option Plan, Amended and Restated 2001 Restricted Stock and Option Plan, 2004 Restricted Stock and Option Plan, 2010 Equity Incentive Plan, Amended and Restated 2014 Equity Incentive Plan, and the 2018 Equity Incentive Plan. Only the 2018 Plan is currently available for future stock option or other equity-based awards.

(2)
Includes the Company’s 1999 Employee and Acquisition Related Stock Option Plan, 2006 Inducement Stock Option Plan, neither of which are available for future stock option or other equity-based awards. Also includes (i) 1,000,000 inducement stock options granted to Mr. Jared R. Rowe, the Company’s President and Chief Executive Officer, under an Inducement Stock Option Agreement dated April 12, 2018, which options expire April 12, 2025; (ii) 50,000 inducement stock options granted to Ms. Sara E. Partin, the Company’s Senior Vice President, Chief People Officer, under Inducement Stock Option Agreements dated October 22, 2018, which options expire October 22, 2025; (iii) 100,000 inducement stock options granted to Mr. Timothy L. Branham, the Company’s Senior Vice President, Chief Technology Officer, under an Inducement Stock Option Agreement dated December 17, 2018, which options expire December 17, 2025; (iv) 120,000 inducement stock options granted to Mr. Joseph P. Hannan, the Company’s Executive Vice President, Chief Financial Officer, under an Inducement Stock Option Agreement dated December 17, 2018, which options expire December 17, 2025; and (v) 35,000 inducement stock options granted to Mr. Mark Ugar, the Company’s Vice President, Strategy and Development, under an Inducement Stock Option Agreement dated December 28, 2018, which options expire December 28, 2025.

 1999 Employee and Acquisition Related Stock Option Plan.  The Company’s 1999 Employee and Acquisition Related Stock Option Plan (“1999 Employee and Acquisition Option Plan”) was approved by the Board in September 1999 and was not submitted to the Company’s stockholders for approval.  The 1999 Employee and Acquisition Option Plan expired on September 22, 2009 and is no longer available for the granting of new options under this plan.  The term of awards granted under the 1999 Employee and Acquisition Option Plan could not exceed 10 years.  Awards under the 1999 Employee and Acquisition Option Plan may provide for the acceleration of the vesting of awards in the event of a termination of a participant’s employment by the Company without cause or by the participant for good reason.  The stock option agreements for options granted under the 1999 Employee and Acquisition Option Plan generally provide that the options must be exercised within three months of the end of the option holder’s status as an employee or consultant of AutoWeb, or within twelve months after such option holder’s termination by death or disability, but in no event later than the expiration of the option’s term.  The 1999 Employee and Acquisition Option Plan states that, unless otherwise provided in the relevant stock option agreement, upon (i) a sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, all rights of optionees with respect to the unexercised portion of any option awarded under the 1999 Employee and Acquisition Option Plan will become immediately vested and may be exercised immediately, except to the extent that any agreement or undertaking of any party to any such merger, consolidation or sale or transfer of assets makes specific provisions for the assumption or continuation of the obligation of the Company with respect to the 1999 Employee and Acquisition Option Plan.

2006 Inducement Stock Option Plan.  In June 2006, the Board adopted the 2006 Inducement Stock Option Plan (“2006 Inducement Option Plan”).  The 2006 Inducement Option Plan was not submitted to the Company’s stockholders for approval.  No new grants or awards will be made under the 2006 Inducement Option Plan.  The term of awards granted under the 2006 Inducement Option Plan may not exceed 10 years.  Awards under the 2006 Inducement Option Plan may provide for the acceleration of the vesting of awards in the event of a termination of a participant’s employment by the Company without cause or by the participant for good reason.  The stock option agreements for options granted under the 2006 Inducement Option Plan generally provide that the options must be exercised within three months of the end of the option holder’s status as an employee or consultant of AutoWeb, or within twelve months after such option holder’s termination by death or disability, but in no event later than the expiration of the option’s term.  The 2006 Inducement Option Plan states that, unless the award agreement provides differently, the unvested portion of the awards will immediately become vested upon any merger (other than a merger in which AutoWeb is the surviving entity and the terms remain unchanged as compared to the terms prior to the merger), consolidation, or sale or transfer of the Company’s assets, except if the options are assumed by the acquiring party.  Unless the award agreement provides differently, upon any liquidation or dissolution of AutoWeb, all the rights to any portion of unvested awards will end, and the awards will be canceled at the time of the liquidation or dissolution unless the relevant dissolution or liquidation plan provides otherwise.

2018 Inducement Stock Option Grants. The Compensation Committee of the Board and the Board approved grants of stock options to acquire shares of the Company’s Common Stock to the individuals referenced in Footnote 2 to the Equity Compensation Plans table above, at an exercise price equal to the closing price of the Common Stock on The Nasdaq Capital Market on the day the individual commenced employment with the Company (“Grant Date”). The options were granted as inducement options under Nasdaq listing rules and have a term of seven years. One-third of the options vest on the first anniversary of the Grant Date and one thirty-sixth of the options shall vest on each successive monthly anniversary of the Grant Date for the following twenty-four months, except for Mr. Rowe’s grant which vests in 36 monthly installments on the first day of each calendar month following the April 12, 2018 grant date. Vesting of the options will accelerate upon the occurrence of certain events, including upon a change in control of the Company or upon a termination of the individual’s employment by the Company without cause or by the individual for good reason, as set forth in each individual’s employment or severance benefit agreement, with the exception of Mr. Ugar who did not receive a severance benefits agreement upon his employment with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the Company’s review of forms filed by directors, officers, and beneficial owners of more than ten percent of the Common Stock (“Section 16 Reporting Persons”) pursuant to Section 16(a) of the Exchange Act and written representations, the Company is not aware of any failures by the Section 16 Reporting Persons to file on a timely basis the forms required to be filed by them pursuant to Section 16(a) of the Exchange Act during the most recent fiscal year.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this Proxy Statement, the Board does not presently intend to present any other matter for action at the Annual Meeting and no stockholder has given timely notice in accordance with the Company’s Bylaws of any matter that it intends to be brought before the meeting.  Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in AutoWeb’s proxy materials for the 2020 annual meeting of stockholders, any proposal must be received by January 1, 2020 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, the Bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting.  For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary of AutoWeb no less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.  The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.  However, in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder must deliver the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AutoWeb.  Notwithstanding compliance with the foregoing advance notice provisions, unless required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination or other business, the nomination will be disregarded and other business will not be transacted, notwithstanding that proxies in respect of the nomination or other business may have been received by AutoWeb.  All notices of nominations or proposals by stockholders, whether or not to be included in AutoWeb’s proxy materials, should be sent to AutoWeb, Inc., 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400, Attention: Corporate Secretary.  A copy of the full text of the provisions of the Bylaws discussed above may be obtained by writing to the Corporate Secretary of AutoWeb.

AutoWeb reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because AutoWeb did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

Please return your proxy as soon as possible.  Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted.  Therefore, please be sure to complete, date and sign your proxy exactly as your name appears on your proxy, and return it in the enclosed prepaid return envelope. Prior to the Voting Instructions Cutoff Time, stockholders may also provide voting instructions using the Internet at www.proxyvote.com or by calling 1.800.690.6903 as described in this Proxy Statement and accompanying proxy card.  Please act promptly to ensure that you will be represented at the Annual Meeting.

By Order of the Board of Directors
April 24, 2019	Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary

autoweb

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the date of the annual meeting. Have the proxy card in hand when accessing the web site and follow the instructions to obtain records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To reduce the costs incurred by the company in mailing proxy materials, consent may be given to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate agreement to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time the day before the date of the annual meeting. Have the proxy card in hand when calling and then follow the instructions.

VOTE BY MAIL
Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E71748-P23674

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

AUTOWEB, INC.

The Board of Directors recommends a vote FOR ALL of the following nominees.

	For All	Withhold All	For All Except
1. ELECTION OF CLASS III DIRECTORS:	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the number next to the nominee's name on the line below.

Nominees:

01) Michael J. Fuchs
02) Janet M. Thompson

The Board of Directors recommends votes FOR Proposals 2 and 4 and FOR a 2-year advisory vote frequency period under Proposal 3.

	For	Against	Abstain
2. ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐

	1-Year	2-Year	3-Year	Abstain
3. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS	☐	☐	☐	☐

NOTE: Signatures should agree with the name(s) printed hereon. Please sign exactly as the name(s) appear(s) hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporation or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10K, and Form of Proxy Card are available at www.autoweb.com/proxymaterials.

Stockholders wishing to attend the Annual Meeting may obtain directions by calling AutoWeb, Inc. at 949-862-1393.

E71749-P23674

Proxy – AUTOWEB, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the Annual Meeting of Stockholders
June 20, 2019
10:00 a.m. (Pacific Time)
18872 MacArthur Blvd., Suite 200
Irvine, California 92612-1400

The stockholder(s) hereby appoint(s) Jared R. Rowe, Glenn E. Fuller, and J.P. Hannan and each of them, with full power of substitution, as proxies, and, hereby authorize(s) them to represent and to vote as directed on this proxy the shares of Common Stock of AutoWeb, Inc. held of record by the undersigned on April 22, 2019, at the Annual Meeting of Stockholders to be held on June 20, 2019, and at any adjournments or postponements thereof, as if the undersigned were present and voting at the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN THIS PROXY UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 4, FOR A TWO-YEAR ADVISORY PERIOD UNDER PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF STOCK OF AUTOWEB, INC. THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY EXPRESSLY REVOKED.

Whether or not attending the meeting, stockholders are urged to execute and return this proxy, which may be revoked at any time prior to its use.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side